                                                                   EXHIBIT 10.15






                            HUB INTERNATIONAL LIMITED
                                   AS BORROWER


                                     - AND -


                                BANK OF MONTREAL
                                    AS LENDER






--------------------------------------------------------------------------------


                              AMENDED AND RESTATED
                                CREDIT AGREEMENT
                            DATED AS OF JUNE 21, 2001


--------------------------------------------------------------------------------







                           FRASER MILNER CASGRAIN LLP
                                   42nd FLOOR
                             1 FIRST CANADIAN PLACE
                                TORONTO, ONTARIO
                                     M5X 1B2



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                                TABLE OF CONTENTS



                                    ARTICLE 1
                        DEFINITIONS AND ACCOUNTING TERMS

Section 1.1       Defined Terms................................................1
Section 1.2       Computation of Time Periods.................................16
Section 1.3       Accounting Terms............................................16
Section 1.4       Extended Meanings...........................................16
Section 1.5       Incorporation of Schedules..................................16
Section 1.6       Headings and Table of Contents..............................17
Section 1.7       Singular, Plural, Gender....................................17
Section 1.8       Conflict....................................................17
Section 1.9       Currency....................................................17
Section 1.10      Time........................................................17
Section 1.11      Control.....................................................17
Section 1.12      Wholly Owned Subsidiary.....................................18
Section 1.13      References to Conversion of Advances........................18

                                    ARTICLE 2
                              THE CREDIT FACILITIES

Section 2.1       Credit Facility.............................................18
Section 2.2       Drawdown Availability.......................................18
Section 2.3       Renewal of Drawdown Period..................................19
Section 2.4       Term Obligations............................................20
Section 2.5       Advance Requests............................................20
Section 2.6       Advances under the Credit Facility..........................21
Section 2.7       Currency....................................................21
Section 2.8       Conversion of Advance.......................................21
Section 2.9       LIBOR Maturity..............................................22
Section 2.10      Certain Provisions Relating to Bankers' Acceptances.........22
Section 2.11      Reduction or Termination of Commitment......................24
Section 2.12      Use of Proceeds.............................................25

                                    ARTICLE 3
                                INTEREST AND FEES

Section 3.1       Interest on Prime Rate Loans................................25
Section 3.2       Interest on U.S. Base Rate Loans............................25
Section 3.3       Interest on LIBOR Loans.....................................26
Section 3.4       Acceptance Fee..............................................26
Section 3.5       Standby Fee.................................................26
Section 3.6       Reimbursement Obligations...................................26
Section 3.7       Fixed Rate Option...........................................27
Section 3.8       Yearly Rate Statements......................................27
                                                                             ii.

                                    ARTICLE 4
                            REPAYMENT OF OBLIGATIONS

Section 4.1       Repayment on Maturity.......................................28
Section 4.2       Voluntary Repayment.........................................28
Section 4.3       Mandatory Repayment of Credit Facility......................28
Section 4.4       Scheduled Repayment of Obligations..........................29

                                    ARTICLE 5
                              PAYMENTS AND ACCOUNTS

Section 5.1       Maintenance of Accounts.....................................29
Section 5.2       Payments by Borrower........................................29
Section 5.3       Due Date of Payments........................................30
Section 5.4       Time of Payments............................................30
Section 5.5       Form and Amount of Payments.................................30
Section 5.6       Charging Borrower's Accounts................................30

                                    ARTICLE 6
                               CURRENCY AND COSTS

Section 6.1       Market Disruption and Illegality............................30
Section 6.2       Additional Payments.........................................32
Section 6.3       Prepayment and Conversion...................................33
Section 6.4       Mitigation..................................................34
Section 6.5       Mandatory Prepayment........................................34

                                    ARTICLE 7
                         CONDITIONS PRECEDENT TO LENDING

Section 7.1       Conditions Precedent to Initial Advance.....................34
Section 7.2       Conditions Precedent to Each Advance........................35

                                    ARTICLE 8
                         REPRESENTATIONS AND WARRANTIES

Section 8.1       Representations and Warranties by the Borrower..............36
Section 8.2       Survival of Representations and Warranties..................40

                                    ARTICLE 9
                            COVENANTS OF THE BORROWER

Section 9.1       Affirmative Covenants.......................................40
Section 9.2       Negative Covenants..........................................43

                                   ARTICLE 10
                                  ACCELERATION

Section 10.1      Events of Default...........................................46
Section 10.2      Remedies Upon Default.......................................48
Section 10.3      Right of Set-Off............................................49
Section 10.4      Currency Conversion After Maturity..........................49
Section 10.5      Judgment Currency...........................................49
                                                                            iii.
                                   ARTICLE 11
                                     GENERAL

Section 11.1      Evidence of Debt............................................49
Section 11.2      Additional Expenses.........................................50
Section 11.3      Invalidity of any Provisions................................50
Section 11.4      Amendments, Waivers, etc....................................50
Section 11.5      Notices, etc................................................50
Section 11.6      Costs and Expenses..........................................51
Section 11.7      Indemnification.............................................52
Section 11.8      Taxes.......................................................52
Section 11.9      Calculations................................................53
Section 11.10     Assignments and Participations..............................53
Section 11.11     Governing Law...............................................54
Section 11.12     Consent to Jurisdiction.....................................54
Section 11.13     Binding Effect..............................................55
Section 11.14     Interest Savings Clause.....................................55
Section 11.15     Entire Agreement............................................55
Section 11.16     Counterparts................................................55

Schedule 1                 Form of Advance Request
Schedule 2                 Form of Compliance Certificate
Schedule 8.1(h)            Material Subsidiaries
Schedule 8.1(i)            Outstanding Debt
Schedule 8.1(k)            Transactions and Events
Schedule 9.1(d)            Preservation of Corporate Existence

               THIS AMENDED AND RESTATED CREDIT AGREEMENT is made as of the 21st day of June, 2001,

BETWEEN:

                                    HUB INTERNATIONAL LIMITED,
                                    a corporation incorporated under
                                    the laws of Ontario,

                                    as the Borrower hereunder,

                                    - and -

                                    BANK OF MONTREAL,

                                    as the Lender hereunder

               WHEREAS Bank of Montreal agreed, on and subject to the terms and conditions of a credit agreement dated April 26, 2000 (the "Original Credit Agreement") between Bank of Montreal and Hub International Limited (formerly named "The Hub Group Limited"), to make available the credit facilities in favour of Hub International Limited provided for in the Original Credit Agreement in the maximum aggregate principal amount of Cdn. $50,000,000 or the U.S. Dollar Equivalent thereof;

               AND WHEREAS Bank of Montreal and Hub International Limited have agreed, on and subject to the terms and conditions of this amended and restated credit agreement, to amend and restate the Original Credit Agreement effective as of the date of this amended and restated credit agreement;

               NOW THEREFORE in consideration of these premises and the agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


                                    ARTICLE 1

                        DEFINITIONS AND ACCOUNTING TERMS


SECTION 1.1    DEFINED TERMS.

               Unless the context otherwise requires, the following capitalized terms shall have the following respective meanings in this Agreement and in each of the other Loan Documents:

               "ACCEPTANCE FEE" means the fee payable in Canadian dollars to the Lender in respect of the Drafts accepted or purchased by the Lender prior to and as a condition of such acceptance or purchase, computed in accordance with
Section 3.4;

                                                                              2.

               "ADVANCE" means any extension of credit by the Lender hereunder in the form of a Prime Rate Loan, a U.S. Base Rate Loan, a LIBOR Loan or a BA Advance (each of which is referred to herein as a "Type of Advance"), including the conversion of an Advance into another Advance;

               "ADVANCE REQUEST" means a request for an Advance or conversion of an Advance to another Advance duly completed and executed on behalf of the Borrower, substantially in the form of Schedule 1 hereto, or a notice of a request for an Advance or conversion of an Advance to another Advance delivered pursuant to Section 2.5(c);

               "AFFILIATE" in respect of any specified Person, means any other Person that (a) is either directly or indirectly controlled by the specified Person or by a Person or Persons that also control the specified Person; or (b) that either directly or indirectly controls the specified Person;

               "AGREEMENT" means this credit agreement as supplemented, amended, modified or restated from time to time, and the expressions "Article", "Section" and "Schedule" followed by a number mean and refer to the specified Article, Section or Schedule of this Agreement, respectively;

               "AMORTIZATION DATE" means the first date, if any, on which the ratio of (a) Consolidated Debt on such date, to (b) the product of (i) 4, multiplied by (ii) the Consolidated EBITDA for the last completed fiscal quarter of the Borrower, exceeds 4:1;

               "APPLICABLE MARGIN" means:

          (a) in respect of any Prime Rate Loan, at any time prior to the Term Date, the rate of 1.0% per annum, and at any time on or after the Term Date, the rate of 1.25% per annum;

          (b) in respect of any U.S. Base Rate Loan, at any time prior to the Term Date, the rate of 1.0% per annum, and at any time on or after the Term Date, the rate of 1.25% per annum;

          (c) in respect of any LIBOR Loan, at any time prior to the Term Date, the rate of 1.125% per annum, and at any time on or after the Term Date, the rate of 1.375% per annum; and

          (d) in respect of any BA Advance, at any time prior to the Term Date, 1.125%, and at any time on or after the Term Date, 1.375%;

               "ARM'S-LENGTH" means arm's-length within the meaning of such term under the Income Tax Act (Canada), as amended from time to time;

               "ASSETS" means, with respect to any Person, all present or future property, assets and undertaking of such Person, real or personal, moveable or immoveable, tangible or intangible, of whatsoever nature or kind and wherever situate, including without limitation anything properly classified as an asset in accordance with Generally Accepted Accounting Principles;

                                                                              3.

               "ASSIGNEE LENDER" has the meaning set out in Section 11.10;

               "ASSIGNEE LENDER'S COMMITMENT" has the meaning set out in Section 11.10;

               "ASSIGNEE LENDER'S COMMITMENT PERCENTAGE" has the meaning set out in Section 11.10;

               "AVAILABLE COMMITMENT" means at any time the amount at such time of the Commitment less the amount of the Outstanding Principal Obligations, all expressed in Canadian Dollars, with any amount thereof denominated in another currency to be expressed in Canadian Dollars at the Canadian Dollar Equivalent at such time of such amount;

               "BA ADVANCE" means any Advance by way of the acceptance of any Draft drawn by the Borrower on, and the purchase of the resulting Bankers' Acceptance by, the Lender;

               "BA DISCOUNT PROCEEDS" means in respect of any Bankers' Acceptance being purchased by the Lender on any day an amount (rounded to the nearest whole Canadian cent, and with one-half of one Canadian cent being rounded up) calculated on such day by multiplying

          (a)  Face Amount of such Bankers' Acceptance, by

          (b) the quotient equal to one divided by the sum of one plus the product of:

                    (i) the BA Reference Rate (expressed as a decimal) applicable to such Bankers' Acceptance; and

                    (ii) a fraction, the numerator of which is the number of
                         days remaining in the term of such Bankers' Acceptance and the denominator of which is 365,

               with such quotient being rounded up or down to the nearest fifth decimal place and 0.000005 being rounded up,

less the amount of the Acceptance Fee payable to the Lender in respect of, and as a condition precedent to the acceptance or purchase by the Lender of, such Bankers' Acceptance;

               "BA LIABILITIES" means, at any time and in respect of any Bankers' Acceptance, the Face Amount thereof if still outstanding and unpaid, whether or not payment thereof is due or, following the maturity thereof, the aggregate unpaid amount of all Reimbursement Obligations at that time due and payable in respect of such Bankers' Acceptance;

               "BA REFERENCE RATE" means, as applicable to any Bankers' Acceptance being purchased by the Lender on any day, the per annum percentage discount rate (expressed to two decimal places and rounded upward, if necessary, to the nearest 1/100th of 1%), quoted by the Lender as that at which the Lender would, in accordance with its normal practice, on such day be prepared to purchase its own bankers' acceptances in an amount and having a maturity date comparable to the amount and maturity date of such Bankers' Acceptance;

                                                                              4.

               "BANKERS' ACCEPTANCE" means a Draft of the Borrower denominated in Canadian Dollars which has been accepted and purchased by the Lender pursuant to Article 2;

               "BORROWER" means Hub International Limited (formerly named "The Hub Group Limited"), a corporation incorporated under the laws of Ontario, and any successor(s) and permitted assign(s) thereof;

               "BORROWER'S ACCOUNTS" means the Canadian Dollar account and U.S. Dollar account to be maintained by the Borrower with the Lender at the Lender's Branch in accordance with Article 5;

               "BUSINESS DAY" means (i) any day of the year, other than Saturday or Sunday or any other day on which banks are closed for normal business in Toronto, Ontario, (ii) when used in connection with U.S. Base Rate Loans, any day of the year, other than Saturday or Sunday or any other day on which banks are closed for normal business in either Toronto, Ontario or New York, New York, and (iii) when used in connection with LIBOR Loans, any day of the year, other than Saturday or Sunday or any other day on which banks are closed for normal business in any of Toronto, Ontario, New York, New York and London, England, and which is also a day on which dealings in U.S. Dollars may be carried on by and between banks in the London interbank market;

               "CANADA TREASURY BILL RATE" means on any day and for any discount calculation period the rate for Government of Canada Treasury bills for a period approximately equal to such discount calculation period appearing on the "Reuters Screen ISDD Page" (as defined in the International Swaps and Derivatives Association, Inc. definitions, as modified and amended from time to time) at approximately 10:00 a.m. (Toronto, Ontario time) on such day, or if such day is not a Business Day then on the immediately preceding Business Day;

               "CANADIAN DOLLARS" and the symbols "Can. $" and "Cdn. $" mean lawful money of Canada;

               "CANADIAN DOLLAR EQUIVALENT" means, at any time, the amount of Canadian Dollars which could be purchased from the Lender by the payment of a specified amount of another currency using the Lender's relevant spot rate for the sale of Canadian Dollars quoted by the Lender's treasury department at such time;

               "CAPITAL ADEQUACY GUIDELINE" means the capital adequacy requirements from time to time specified by OSFI or any other applicable Governmental Authority and published by it as one or more guidelines for chartered banks in Canada;

               "CAPITAL LEASE" shall mean, as to any Person, any lease of (or other agreement conveying the right to use) immovable or real property or movable or personal property, which would be required to be classified and accounted for as a capital lease on a balance sheet of such Person under Generally Accepted Accounting Principles;

               "CAPITAL LEASE OBLIGATION" shall mean, as to any Person, the obligations of such Person to pay rent or other amounts under a Capital Lease and, for the purposes of this

                                                                              5.

Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with Generally Accepted Accounting Principles;

                 "CASH EQUIVALENTS" means:

         (a) marketable securities issued or directly, fully and unconditionally guaranteed or insured by Canada or any Province thereof or by the United States of America or any State thereof or the District of Columbia therein, or issued by any agency or instrumentality of any of them, and in any case backed by the full faith and credit thereof, in each case having a maturity date of not more than one year from the date of acquisition;

         (b) time deposits and certificates of deposit having a maturity date of not more than one year from the date of acquisition issued by any Canadian chartered bank, trust company or a bank which is organized under the laws of the United States of America, any State thereof or the District of Columbia therein and which has (or which is a subsidiary of a bank holding company which has) issued capital and earned and contributed surplus in excess of Cdn. $500,000,000 or U.S. $500,000,000, as the case may be;

         (c) commercial paper maturing within one year after the date of acquisition thereof issued by an issuer organized under the laws of Canada or any Province thereof or the United States of America, any State thereof or the District of Columbia which is rated at least A-l or the equivalent thereof by Standard & Poor's Corporation, P-l or the equivalent thereof by Moody's Investors Service, Inc. or R-l low by Dominion Bond Rating Service; and

         (d) any other investment which the Lender shall expressly consent in writing to accept as a Cash Equivalent for the purposes of this Agreement;

                  "CDOR RATE" means, on any day, the annual rate which is the rate determined by the Lender as being the arithmetic average (rounded up or down, if necessary, to the nearest 0.01% and 0.005% being rounded up) of the discount rates applicable to Canadian Dollar bankers' acceptances for a period of one month appearing on the "Reuters Screen CDOR Page" (as defined in the International Swaps and Derivatives Association, Inc. definitions, as modified and amended from time to time) at approximately 10:00 a.m. on such day, or if such day is not a Business Day then on the immediately preceding Business Day; provided, however, if such rates do not appear on the Reuters Screen CDOR Page for such one month period as contemplated, then the CDOR Rate on any day shall be calculated as the rate as determined by the Lender equal to the BA Reference Rate that would be applicable to any Drafts required to be purchased by the Lender on such day and having a term to maturity of 30 days;

                  "CLAIM" means any claim of any nature whatsoever including, without limitation, any demand, liability, obligation, cause of action, suit, proceeding, judgment, award, assessment and reassessment, whether present or future;

                  "CLOSING" means the execution and delivery of the Original Credit Agreement and the other Loan Documents by the respective parties thereto;

                                                                              6.

                  "CLOSING AUDITED FINANCIAL STATEMENTS" means, collectively, the annual financial statements of the Borrower as at and for its financial year ended on December 31, 1999, together with the unqualified opinion of its auditors thereon and the notes thereto;

                  "CLOSING DATE" means that date on which the Closing shall occur;

                  "COMMITMENT" means the amount of U.S. $50,000,000 or the Canadian Dollar Equivalent thereof, as such amount may be reduced or cancelled from time to time in accordance with the provisions of this Agreement;

                  "COMPENSATING AMOUNT" has the meaning set out in Section 6.2;

                  "COMPLIANCE CERTIFICATE" means, the certificate of the Borrower substantially in the form set out in Schedule 2 delivered pursuant to
Section 9.1 and signed on its behalf by its chief financial officer, or any other Senior Officer acceptable to the Lender;

                  "CONSOLIDATED DEBT" means at any time, the aggregate outstanding principal amount of all Debt of the Borrower and its Subsidiaries determined (without duplication) in accordance with Generally Accepted Accounting Principles on a consolidated basis, but excluding the subordinate debentures of the Borrower in the maximum aggregate principal amount of U.S. $35,000,000 that are subject to mandatory conversion into common shares of the Borrower;

                  "CONSOLIDATED EBITDA" for any period means Earnings of the Borrower and its Subsidiaries for such period, before Consolidated Interest Expense, income taxes, capital tax and large corporation tax, depreciation and amortization of the Borrower and its Subsidiaries, all determined on an accrual basis and on a consolidated basis for such period, but excluding, for greater certainty, (a) any gain or loss arising from the disposition or write-up or write-down of any fixed assets, (b) any other items not involving the outlay or receipt of cash in the current or any future period, or (c) any other extraordinary items;

                  "CONSOLIDATED INTEREST EXPENSE" of the Borrower and its Subsidiaries for any period means (a) the aggregate amount (without duplication) of all interest, fees (other than professional fees), standby fees, acceptance fees, commissions, costs and other charges paid in cash or accrued as a liability by the Borrower and its Subsidiaries during such period on or in respect of or in connection with any Debt, including, without limitation, all interest expenses (whether capitalized or not) on short and long term obligations for borrowed money, fees and other charges payable in respect of financial guarantees, letters of credit or letters of guarantee or obligations to financial institutions who issued such letters of credit or letters of guarantee, discounts in respect of the proceeds of bankers' acceptances, asset monetizations and securitizations, any capitalized interest and the interest portion of payments under Capital Leases, interest on subordinated Debt, less
(b) interest income of the Borrower and its Subsidiaries for such period, but otherwise determined on a consolidated basis in accordance with Generally Accepted Accounting Principles and the accounting practices permitted under Generally Accepted Accounting Principles applied by the Borrower in respect of the preparation of its Closing Audited Financial Statements;

                                                                              7.

                  "CONSOLIDATED SHAREHOLDER EQUITY" of the Borrower means at any time, the sum of the following, determined (without duplication) in accordance with Generally Accepted Accounting Principles:

         (a) the stated capital (but for greater certainty excluding any treasury shares and subscribed but unissued shares) of the Borrower, less any amount thereof attributable to any preferred or special shares of the Borrower which are subject to any sinking fund or mandatory redemption provisions under which any amount must be paid by the Borrower, or are retractable at the option of the holder thereof, prior to the Maturity Date; and

         (b) the aggregate amount of the consolidated contributed surplus and consolidated retained earnings of the Borrower or, in the case of a consolidated contributed surplus or consolidated retained earnings deficit, minus the amount of such deficit;

but excluding any amount attributable to any exchange gains or losses arising from the translation of the financial statements of any Subsidiary and accumulated in the foregoing;

                  "CORPORATE DISTRIBUTION" means, in respect of any Person:

         (a) any payment, dividend or other distribution on or in respect of securities (whether in the form of debt or equity) issued by such Person;

         (b) any purchase, redemption, retraction or other acquisition by such Person of any of its issued securities (whether in the form of debt or equity), or any purchase by such Person from any of its Affiliates or any other Person not dealing at Arms'-Length with such Person of any securities (whether in the form of debt or equity) issued by such Affiliate or other Person;

         (c) any consulting, management, administration, service or license fee, royalty or charge or any similar fee or charge paid or payable by such Person to any of its Affiliates or any other Person not dealing at Arm's-Length with such Person;

         (d) any payment by such Person or any of its Subsidiaries on account of any loan or advance owed by such Person to any of its Affiliates or any other Person not dealing at Arm's-Length with such Person; or

         (e) any loan to, or guarantee of the indebtedness of, or other financial assistance provided to, any Person not dealing at Arm's-Length with such Person;

                  "COVER" for any BA Liabilities shall be effected by paying to the Lender immediately available and freely transferable funds in Canadian Dollars, in the full amount of such BA Liabilities, which funds shall be held by the Lender in a collateral account maintained by the Lender at the Lender's Branch to provide for the payment of such BA Liabilities. Such funds shall be retained by the Lender in such collateral account until such time as the applicable Bankers' Acceptances shall have matured and the related BA Liabilities shall have been fully satisfied; provided, however, that at such time if a Default or an Event of Default has occurred

                                                                              8.

and is continuing, the Lender shall not be required to release any of the said funds in such collateral account until such Default or Event of Default shall have been cured or waived;

                  "CREDIT FACILITY" means the revolving credit facility to be made available to the Borrower hereunder during the Drawdown Period by way of Advances pursuant to Section 2.1 and the Term Obligations resulting from the conversion of Outstanding Principal Obligations to non-revolving term Debt pursuant to Section 2.2;

                  "DEBT" means, without duplication, for any Person:

         (a) obligations for borrowed money, including obligations evidenced by bonds, notes, debentures or other similar instruments;

         (b) obligations under financial guarantees, letters of credit or letters of guarantee or obligations to financial institutions who issued such letters of credit or letters of guarantee for the account of such Person;

         (c)      obligations under banker's acceptances;

         (d) obligations representing the deferred purchase price of property or services, for other than purchases in the ordinary course of business;

         (e) obligations, whether or not assumed, secured by Encumbrances on, or payable out of the proceeds or production from, property owned by such Person;

         (f)      Capital Lease Obligations;

         (g)      Guarantees; and

         (h) obligations for exposures (calculated using the mark to market formula with respect to the applicable agreement) under interest rate protection agreements, currency hedging agreements, commodity hedging agreements and other eligible financial contracts as defined under the Bankruptcy and Insolvency Act (Canada);

                  "DEFAULT" means any event which with the giving of notice, the passage of time, or both, would constitute an Event of Default;

                  "DRAFT" means at any time a bill of exchange, within the meaning of the Bills of Exchange Act (Canada), drawn by the Borrower on the Lender and bearing such distinguishing letters and numbers as the Lender may determine, but which at such time has not been completed or accepted by the Lender;

                  "DRAWDOWN DATE" means a day which the Borrower has notified the Lender in an Advance Request as the date on which the Borrower requests an Advance in accordance with Article 2;

                  "DRAWDOWN PERIOD" the period from the Closing Date to 11:00 a.m. (Toronto, Ontario time) on the Term Date;

                                                                              9.


                  "EARNINGS" for any period means earnings of the Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with Generally Accepted Accounting Principles and the accounting practices permitted under Generally Accepted Accounting Principles applied by the Borrower in respect of the preparation of the Closing Audited Financial Statements;

                  "ENCUMBRANCE" means any mortgage, charge, hypothec, legal hypothec, pledge, security interest, lien or deposit arrangement or any other encumbrance, whether fixed or floating, that in substance secures the payment of any indebtedness or liability or the observance or performance of any obligation, regardless of form and whether consensual or arising by law, statutory or otherwise, on or in, any property, whether immovable or real, movable or personal, or mixed, tangible or intangible or a pledge or hypothecation thereof or any conditional sale agreement or other title retention agreement or equipment trust relating thereto or any lease relating to property which would be required to be accounted for as a Capital Lease on the Borrower's balance sheet;

                  "EVENT OF DEFAULT" means any of the events specified in
Section 10.1;

                  "FACE AMOUNT" means in respect of a Bankers' Acceptance, the amount stated therein to be payable to the holder thereof on its maturity;

                  "FED FUNDS RATE" means, on any day, the rate equal to the USD-Federal Funds-H.15 rate (as defined in the International Swaps and Derivatives Association, Inc. definitions, as modified and amended from time to time) as of such day, or if such day is not a Business Day then on the immediately preceding Business Day;

                  "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" means, at any time, accounting principles generally accepted in Canada as recommended in the Handbook of the Canadian Institute of Chartered Accountants applied on a basis consistent with prior years;

                  "GOVERNMENTAL AUTHORITY" means any nation or government, and any political subdivision thereof, and any central bank, agency, department, commission, board, bureau, court, tribunal or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government;

                  "GUARANTEE" means, with respect to any Person, any indebtedness or liabilities of another Person which such guaranteeing Person has guaranteed or in respect of which such guaranteeing Person is liable, contingently or otherwise, including, without limitation, liable by way of agreement to purchase property or services, to provide funds for payment, to supply funds to or otherwise invest in such other Person, or otherwise to assure a creditor of such other Person against loss, other than endorsements for collection or deposit in the ordinary course of business; The amount of any Guarantee shall be deemed to be the lesser of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made, and (b) the maximum amount for which such guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guarantee, unless such primary obligation and the maximum amount for which such guaranteeing Person may be liable are not stated or determinable, in which case the amount of such Guarantee shall be such guaranteeing

                                                                          10.
Person's maximum reasonably anticipated liability in respect thereof as determined by the Lender, in good faith;

                  "HOSTILE ACQUISITION" means an offer to acquire, directly or indirectly and whether by purchase, amalgamation, merger or otherwise, Assets, whether held directly or indirectly, or securities of any Person (the "Target") where (i) in the case of such offer to acquire securities of the Target, the securities subject to such offer and the securities of the Target beneficially owned, directly or indirectly, by the offeror or Affiliates of the offeror or Persons acting in concert with the offeror and its Affiliates, exceed 10% of the then outstanding securities of any class of securities of the Target, (ii) the board of directors or other governing body of the Target has not recommended (at or prior to the time that such offer is made to the holders of the securities subject to such offer or is submitted for consideration by the holders of securities of the Target) acceptance or approval of such offer by such holders, and (iii) the Assets or securities that are the subject of such offer to acquire would upon completion of such acquisition constitute Material Assets;

                  "INVESTMENT" means any loan, advance, deposit, extension of credit, capital contribution or investment to or in any Person, or any purchase or other acquisition for a consideration of any evidences of Debt, capital stock or other securities of any Person or the acquisition of assets of another Person in circumstances which would qualify such acquisition as a bulk sale of an enterprise;

                  "LEGAL REQUIREMENT" means any law, statute, ordinance, decree, requirement, order, judgment, treaty, rule, guideline, bulletin, license, permit or regulation, and any applicable determination, interpretation, ruling, order or decree, of any Governmental Authority or arbitrator, which is binding upon or applicable to the Lender, the Borrower or a Subsidiary of the Borrower, whether presently existing or arising in the future, including without limitation all Guidelines and Bulletins issued by OSFI;

                  "LENDER" means Bank of Montreal and any other bank or financial institution to which a Commitment in the Credit Facility is assigned by the Lender or a further permitted assignee thereof in accordance with Section 11.10, and their respective successors and permitted assigns;

                  "LENDER'S BRANCH" means the Lender's main Toronto, Ontario branch, or such other branch of the Lender in Canada as the Lender may from time to time specify to the Borrower;

                  "LIABILITIES" of any Person means any indebtedness or liability, contingent or otherwise, which, in accordance with Generally Accepted Accounting Principles and applicable Legal Requirements, would be classified as a liability on a balance sheet of such Person or the notes thereto, whether or not incurred in the ordinary course of business, but in any event including, without limitation or duplication, any Debt of such Person;

                  "LIBO RATE" means, for any LIBOR Period for each LIBOR Loan, the annual rate of interest determined by the Lender as being the rate at which deposits in U.S. Dollars are offered by the Lender in the London interbank market to leading international banks for an

                                                                             11.

amount similar to the principal amount of such LIBOR Loan and having a term similar to such LIBOR Period, such rate to be determined as of 11:00 a.m. London time on the date two Business Days prior to the first day of the LIBOR Period for such LIBOR Loan;

                  "LIBOR LOAN" means any Advance made by the Lender to the Borrower in, or converted into U.S. Dollars, bearing interest by reference to a LIBO Rate;

                  "LIBOR PERIOD" means, for each LIBOR Loan, a period (subject to Section 6.1) of one (1), two (2), three (3), six (6), nine (9) or twelve (12) months selected by the Borrower and advised to the Lender by written notice given in accordance with the provisions hereof, commencing with the date on which such LIBOR Loan is made and ending on the last day of such selected period and thereafter each successive period of one (1), two (2), three (3), six (6), nine (9) or twelve (12) months (again subject to Section 6.1) selected by the Borrower and advised to the Lender by written notice given in respect of the continuation of such LIBOR Loan in accordance with the provisions hereof, commencing on the last day of the immediately preceding LIBOR Period in respect of such LIBOR Loan, provided that the last day of a LIBOR Period shall occur on or before the Maturity Date and whenever the last day of a LIBOR Period would otherwise occur on a day other than a Business Day, the last day of such LIBOR Period shall be extended to the next succeeding Business Day unless such extension would cause the last day of such LIBOR Period to occur in the next following calendar month, in which case the last day of such LIBOR Period shall occur on the last preceding Business Day;

                  "LOAN" means a direct advance of monies hereunder, by way of a Prime Rate Loan, a U.S. Base Rate Loan or a LIBOR Loan;

                  "LOAN DOCUMENTS" means this Agreement and all other documents, certificates, instruments and agreements to be executed and delivered to the Lender by the Borrower or by any other Person as contemplated hereunder and thereunder;

                  "LOSS" means any loss, cost or expense whatsoever, whether present or future, direct or indirect, including, without limitation, any damages, judgments, penalties, fines, fees, charges, claims, demands, liabilities and any and all legal and other professional fees and disbursements, and, with respect to any Advance by the Lender, any loss, cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by the Lender to fund or maintain such Advance, except any such loss representing loss of profit;

                  "MATERIAL ADVERSE EFFECT" means, a material adverse effect on the business, operations, Assets or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole, or on the ability of the Borrower to perform any of its obligations under this Agreement and the other Loan Documents;

                  "MATERIAL ASSETS" means any Asset or group of Assets the loss of which would have a Material Adverse Effect;

                  "MATERIAL CONTRACTS" means those contracts, agreements, instruments, leases, licenses or permits to which any Person is a party or by which it or any of its Assets is bound, the breach, termination or amendment of which could reasonably be expected to have a Material Adverse Effect;

                                                                             12.


                  "MATERIAL SUBSIDIARY" means any Subsidiary of the Borrower, whether now owned or hereafter acquired, which owns Assets the value of which comprises five percent or more of the book value of all of the Assets of the Borrower and its Subsidiaries on a consolidated basis or which has gross revenues for the immediately preceding financial year which comprises five percent or more of the gross revenues of the Borrower and its Subsidiaries for such financial year on a consolidated basis;

                  "MATURITY DATE" means at any time the third anniversary of the Term Date;

                  "OBLIGATIONS" means, at any time, the sum of (a) the aggregate principal amount of all Loans advanced to the Borrower and all accrued and unpaid interest thereon outstanding and unpaid at such time, (b) the aggregate BA Liabilities of the Borrower at such time in respect of all Bankers' Acceptances accepted or purchased by the Lender at or prior to such time, including all accrued and unpaid interest on any then outstanding Reimbursement Obligations in respect of any such Bankers' Acceptances, and (c) all other then outstanding liabilities, obligations and indebtedness of the Borrower to the Lender under this Agreement or any of the other Loan Documents;

                  "OPERATING DEBT" means Debt of the Borrower or any Subsidiary, arising pursuant to operating credit facilities and incurred in the ordinary course of business for the purpose of carrying on such business, consistent with historical practice;

                  "OSFI" means the Office of the Superintendent of Financial Institutions (Canada);

                  "OUTSTANDING PRINCIPAL OBLIGATIONS" means, at any time, the sum of the aggregate principal amount of all Loans advanced to the Borrower outstanding and unpaid at such time and the aggregate BA Liabilities outstanding and unpaid at such time in respect of Bankers' Acceptances accepted or purchased by the Lender, all expressed in Canadian Dollars (or the U.S. Dollar Equivalent thereof), with any amount thereof denominated in another currency to be expressed in Canadian Dollars at the Canadian Dollar Equivalent or the U.S. Dollar Equivalent at such time of such amount;

                  "PAST DUE RATE" means, on any day, a rate per annum equal to the Prime Rate, in the case of Obligations denominated in Canadian Dollars, and U.S. Base Rate, in the case of Obligations denominated in U.S.
Dollars, plus two percent;

                  "PERMITTED ENCUMBRANCES" means, as at any time, any one or more of the following:

         (a) reservations in any original grants from the Crown of any land or interest therein, statutory exceptions to title and reservations of mineral rights in any grants from the Crown or from any other predecessors in title;

         (b) servitudes or easements or rights of way or similar rights for purposes of public utility, or for encroachments, rights of view or otherwise, including without in any way limiting the generality of the foregoing the sewers, drains, gas and water mains, steam transport, electric light and power or telephone and telegraph

                                                                             13.

                  conduits, poles and cables, pipelines or zoning restrictions affecting the use of the Borrower's or any of its Subsidiaries' real or immovable properties which will not materially and adversely impair the use thereof in the operation of the Borrower's or any such Subsidiary's business;

         (c) any Encumbrance for Taxes, assessments or other governmental charges or levies not yet due or, if due, the time for payment of which without penalty has not yet expired or the validity of which is being contested diligently and in good faith by or on behalf of the Borrower or any of its Subsidiaries, provided no enforcement proceedings or actions have been taken in respect thereof and adequate provision has been made for the payment thereof in accordance with Generally Accepted Accounting Principles;

         (d) any Encumbrance of any judgment rendered or claim filed against the Borrower or any of its Subsidiaries, which the Borrower or any such Subsidiaries or others on its behalf shall be contesting diligently and in good faith, provided no enforcement proceedings or actions have been taken in respect thereof and adequate provision has been made for the payment thereof in accordance with Generally Accepted Accounting Principles;

         (e) any Encumbrance of any craftsman, workman, builder, contractor, supplier of materials, architect, engineer or subcontractor or any other similar Encumbrance related to the construction or the renovation of any property, provided that such Encumbrance secures an obligation whose term has not expired or that the Borrower or any of its Subsidiaries is not in default to perform same, or if its term has expired or the Borrower or any of its Subsidiaries is in default to perform same, provided that the Borrower or any such Subsidiary commences action, within a delay of less than fifteen (15) days of notice to the Borrower, from the relevant claimant or otherwise, of its registration or publication, to cause its cancellation or extinguishment provided adequate provision has been made for the payment thereof in accordance with Generally Accepted Accounting Principles;

         (f) title defects, restrictions or irregularities which are of a minor nature and in the aggregate will not substantially impair the use of the property affected by such title defect, restriction or irregularity for the purposes for which it is held by the owner thereof, nor substantially diminish any Encumbrances thereon;

         (g) the pledges or deposits made pursuant to Legal Requirements relating to workmen's compensation or similar Legal Requirements, or deposits made in good faith in connection with offers, tenders, leases or contracts (excluding, however, the borrowing of money or the repayment of money borrowed), deposits of cash or securities in order to secure appeal bonds or bonds required in respect of judicial proceedings;

         (h) undetermined or inchoate Encumbrances, arising or potentially arising under statutory provisions which have not at the time been filed or registered in accordance with applicable Legal Requirements or of which written notice has not

                                                                             14.

                  been duly given in accordance with applicable Legal Requirements or which, although filed or registered, relate to obligations not due or delinquent;

         (i) the rights reserved to or vested in Governmental Authorities by statutory provisions or by the terms of leases, licences, franchises, grants or permits, which affect any land, to terminate any such leases, licences, franchises, grants or permits or to require annual or other payments as a condition to the continuance thereof;

         (j) any Encumbrances given to a public utility or any Governmental Authority when required to obtain the services of such utility or other authority in connection with the operations of the Borrower or a Subsidiary of the Borrower in the ordinary course of its business; and

         (k) any Encumbrance given (whether or not to the transferor), assumed or arising by operation of law after the date hereof to provide or secure or to provide the obligor with funds to pay the whole or part of the consideration for the acquisition of any Asset and which is secured only by the Asset being acquired by the obligor, and includes the renewal, extension or refinancing of any such Encumbrance and of the Debt secured thereby upon the same Asset provided that such Debt and the security therefor are not increased thereby;

                  "PERMITTED PURPOSE" means the use by the Borrower of the proceeds of any Advance hereunder for general corporate purposes, including Asset acquisitions (other than Hostile Acquisitions or the payment of any costs, expenses or liabilities arising out of or relating to any Hostile Acquisition) pending receipt by the Borrower of permanent financing for such Asset acquisitions from capital markets, and for the conversion of Advances to other Advances hereunder;

                  "PERMITTED TRANSACTION" means any transaction of the Borrower with one or more of its wholly-owned Subsidiaries, or any transaction between two or more wholly-owned Subsidiaries with each other, other than any such transaction that could otherwise result in a Default or Event of Default hereunder;

                  "PERSON" includes an individual, partnership, whether general, limited or undeclared, corporation, limited liability corporation, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature;

                  "PRIME RATE" means, on any day, the greater of (a) the floating rate of interest per annum announced from time to time by the Lender, and in effect on such day, as the reference rate of interest the Lender will use to determine rates of interest for Canadian Dollar commercial loans made by the Lender to borrowers in Canada, and (b) the rate as determined by the Lender equal to (i) the CDOR Rate, plus (ii) 1.0% per annum;

                  "PRIME RATE LOAN" means any Advance made by the Lender to the Borrower in Canadian Dollars bearing interest by reference to the Prime Rate;

                  "REFUNDING BANKERS' ACCEPTANCE" has the meaning set out in
Section 2.10(g);

                                                                          15.

                  "REIMBURSEMENT OBLIGATIONS" means, at any time, the obligations of the Borrower to reimburse the Lender in respect of any Bankers' Acceptance drawn by the Borrower upon the Lender and paid by the Lender on maturity thereof, which remain outstanding and unpaid at such time;

                  "RENEWAL ACCEPTANCE" has the meaning specified in Section 2.3;

                  "RENEWAL REQUEST" has the meaning specified in Section 2.3;

                  "SENIOR OFFICER" means the president, any executive vice-president, the treasurer or the secretary of the Borrower and any other Person designated from time to time as a Senior Officer by the president of the Borrower in writing;

                  "STANDBY FEE" has the meaning specified in Section 3.5;

                  "SUBSIDIARY" of a Person means a company or corporation controlled by that Person;

                  "TAX" or "TAXES" means all taxes, assessments, levies, imposts, stamp taxes, duties, charges to tax, fees, deductions, withholdings and any restrictions or conditions resulting in a charge imposed, levied, collected, withheld or assessed as of the date of this Agreement or at any time in the future, and all penalty, interest and other payments on or in respect thereof but does not include any tax on the overall income or capital of the Lender;

                  "TERM CREDIT PERIOD" means the period of time commencing on the Term Date and ending at 11:00 a.m. (Toronto, Ontario time) on the Termination Date;

                  "TERM DATE" means the earlier of (a) the date that occurs 364 days after the date of this Agreement or, if such date is extended pursuant to
Section 2.3(c), the date to which it has been extended, and (b) the Amortization Date;

                  "TERM OBLIGATIONS" means the Outstanding Principal Obligations converted to non-revolving term Debt hereunder pursuant to Section 2.2;

                  "TERMINATION DATE" means the earlier of (a) the Maturity Date, and (b) the date on which the Obligations shall automatically, or by virtue of a declaration by the Lender made in accordance with this Agreement, become due and payable;

                  "U.S. BASE RATE" means, on any day, the greater of (i) the floating rate of interest per annum established or announced from time to time by the Lender, and in effect on such day, as its reference rate for determining rates of interest for U.S. Dollar commercial loans made by the Lender to borrowers in Canada, and (ii) the rate as determined by the Lender equal to (A) the Fed Funds Rate, plus (B) 0.50% per annum;

                  "U.S. BASE RATE LOAN" means any Advance made by the Lender to the Borrower in U.S. Dollars bearing interest by reference to the U.S. Base Rate;

                                                                             16.


                  "U.S. DOLLAR EQUIVALENT" means, at any time, the amount of U.S. Dollars which could be purchased from the Lender by the payment of a specified amount of another currency using the Lender's relevant spot rate for the sale of U.S. Dollars quoted by the Lender's treasury department at such time;

                  "U.S. DOLLARS" and the symbol "U.S. $" mean lawful money of the United States of America in same day immediately available funds or, if such funds are not available, the form of money of the United States of America which is customarily used in the settlement of international banking transactions on that day;

                  "WRITTEN" or "IN WRITING" shall include printing, typewriting, or any electronic means of communication capable of being visibly reproduced at the point of reception including telegraph and telecopier.

SECTION 1.2       COMPUTATION OF TIME PERIODS.

                  In this Agreement, in the computation of periods of time from a specified date to a later specified date, unless otherwise expressly stated the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

SECTION 1.3       ACCOUNTING TERMS.

                  Each accounting term, including all defined terms, used in this Agreement shall be construed in accordance with Generally Accepted Accounting Principles and in accordance with the auditing and accounting recommendations and guidelines issued from time to time by the Canadian Institute of Chartered Accountants, as amended from time to time, unless something in the subject matter or the context otherwise is inconsistent therewith.

SECTION 1.4       EXTENDED MEANINGS.

                  Unless otherwise specified, any reference in this Agreement to any statute will include all regulations made thereunder or in connection therewith from time to time, and will include such statute as the same may be amended, supplemented or replaced from time to time. Every use of the word "including" herein shall be construed as meaning "including, without limitation".

SECTION 1.5       INCORPORATION OF SCHEDULES.

                  The following Schedules annexed hereto shall, for all purposes hereof, form an integral part of this Agreement:

         Schedule 1                 Form of Advance Request

         Schedule 2                 Forms of Compliance Certificate

         Schedule 8.1(h)            Material Subsidiaries

         Schedule 8.1(i)            Outstanding Debt

                                                                             17.


         Schedule 8.1(k)            Transactions and Events

         Schedule 9.1(d)            Preservation of Corporate Existence


SECTION 1.6       HEADINGS AND TABLE OF CONTENTS.

                  The inclusion of headings and a table of contents in this Agreement is intended for convenience of reference only and shall not affect in any way the construction or interpretation hereof.

SECTION 1.7       SINGULAR, PLURAL, GENDER

                  As used herein, gender is used as a reference term only and applies with the same effect whether the parties are masculine, feminine, corporate or other form, and the singular shall include the plural and the plural the singular, as the context shall require.

SECTION 1.8       CONFLICT.

                  In the event of a conflict between the provisions of this Agreement and the provisions of any of the other Loan Documents, the provisions of this Agreement shall prevail.

SECTION 1.9       CURRENCY.

                  Unless otherwise expressly stated, any reference herein to any sum of money herein shall be construed as a reference to Canadian Dollars. Whenever any limitation herein is expressed in U.S. Dollars the limitation shall apply and include the Canadian Dollar Equivalent thereof and the equivalent thereof in all other currencies. Whenever any limitation herein is expressed in Canadian Dollars the limitation shall apply and include the U.S. Dollar Equivalent thereof and the equivalent thereof in all other currencies. Any amount denominated in another currency required herein to be expressed at any time in Canadian Dollars or U.S. Dollars shall be so expressed as the Canadian Dollar Equivalent or the U.S. Dollar Equivalent, as the case may be, at such time of such amount.

SECTION 1.10      TIME.

                  Unless otherwise expressly stated, any reference herein to time shall be construed as a reference to local time in Toronto, Ontario, Canada, and time is and shall be construed to be of the essence.

SECTION 1.11      CONTROL.

                  Unless otherwise expressly stated, any reference herein to "control" shall mean control in fact, being direct or indirect influence that, if exercised, is sufficient to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the expressions "controlled by" and "under common control" shall have correlative meanings.

                                                                             18.




SECTION 1.12      WHOLLY OWNED SUBSIDIARY.

                  Unless otherwise expressly stated, any reference herein to a wholly owned Subsidiary of a Person shall mean a Subsidiary of such Person where such Person is the beneficial owner, directly or indirectly, of all of the issued and outstanding shares in the capital of such Subsidiary, other than qualifying shares of such Subsidiary required by any applicable Legal Requirement to be held by any directors or nominee directors, and any reference herein to the ownership of all of the issued and outstanding shares in the capital of a Person shall exclude qualifying shares of such Person required by any applicable Legal Requirement to be held by any directors or nominee directors.

SECTION 1.13      REFERENCES TO CONVERSION OF ADVANCES.

                  References to "convert" and "conversion", and other similar terms, in the context of Advances or Types of Advances, shall, unless the context otherwise requires, mean and refer to an election to have the Outstanding Principal Obligations of the referenced Advance or Type of Advance bear interest or fees on a different basis or fixed rate henceforth and so on from time to time, and any reference to the conversion of an Advance or Type of Advance to another Advance or Type of Advance includes, without limitation, issue of Refunding Bankers' Acceptances to provide for the payment of maturing Bankers' Acceptances and the continuation of a LIBOR Loan upon the expiry of the then current LIBOR Period for a successive LIBOR Period.

                                   ARTICLE 2

                              THE CREDIT FACILITIES

SECTION 2.1       CREDIT FACILITY.

                  Upon and subject to the terms and conditions of this Agreement, the Lender agrees to extend to the Borrower a revolving credit facility available from time to time during the Drawdown Period by way of Advances in an aggregate principal amount such that the maximum aggregate amount of Outstanding Principal Obligations for all Advances made by the Lender under the Credit Facility (after giving effect to the making of any such Advances, all repayments of Outstanding Principal Obligations made concurrently with making any such Advances and any conversion of outstanding Advances from one Advance to another in accordance with Section 2.8) shall not exceed at any time an amount equal at such time to the Commitment. The Borrower may borrow, prepay in whole or in part and reborrow Advances during the Drawdown Period, all in accordance with the terms and conditions hereof.

SECTION 2.2       DRAWDOWN AVAILABILITY.

                  Subject to the terms and conditions of this Agreement:

(a) the Drawdown Period shall terminate at 11:00 a.m. (Toronto, Ontario time) on the Term Date;

                                                                             19.




(b) from and after such time on the Term Date, the Borrower shall cease to be entitled to obtain any further Advance under the Credit Facility, subject to conversion of any Term Obligations outstanding by way of Advances under the Credit Facility from one Advance to another in accordance with Section 2.4;

(c) provided that no Event of Default has occurred and is continuing, the Outstanding Principal Obligations outstanding as of the Term Date shall be automatically converted as of such time on such Term Date into Term Obligations under the Credit Facility;

(d) the Outstanding Principal Obligations so converted shall be subject to the terms and conditions applicable to Term Obligations under the Credit Facility pursuant to this Agreement; and

(e) on such Term Date the Commitment in excess of the Outstanding Principal Obligations so converted to Term Obligations under the Credit Facility shall automatically be cancelled on a permanent basis.

SECTION 2.3       RENEWAL OF DRAWDOWN PERIOD.

(a) The Borrower may request prior to the occurrence of the Amortization Date that the Lender agree to a renewal of the Drawdown Period for an additional period of 364 days upon the terms and conditions of this Section
2.3 by notice in writing (a "Renewal Request") to the Lender given not less than 60 days nor more than 75 days prior to the then current Term Date.

(b) Upon receipt of any Renewal Request from the Borrower, the Lender shall undertake a credit assessment of the Borrower consistent with the Lender's then current credit standards and practices and when the Lender decides, in its sole and total discretion, to renew or not to renew the Drawdown Period for an additional 364 day period, the Lender shall give the Borrower notice in writing of its decision not less than 30 days prior to the then current Term Date.

(c) If the Lender gives the Borrower a notice in writing (a "Renewal Acceptance") as provided above that the Lender has agreed in its sole and total discretion to renew the Drawdown Period for an additional 364 day period, then on and as of the date such Renewal Acceptance is given to the Borrower, the Term Date will automatically be extended to the date that occurs 364 days after the date such Renewal Acceptance is given to and deemed to have been received by the Borrower pursuant to the terms of this Agreement.

(d) If (i) the Lender fails to advise the Borrower of its decision as provided above, or (ii) the Lender shall give the Borrower notice in writing of its decision not to renew the Drawdown Period pursuant to such Renewal Request, the provisions of Section 2.2 shall continue to apply to the Credit Facility up until the then current Term Date and the Borrower may continue to obtain further Advances during the Drawdown Period ending on the then current Term Date upon and subject to the terms and conditions of this Agreement.

(e) The Borrower acknowledges that (i) the Lender has not made any representations to the Borrower regarding its intention to renew the Drawdown Period as set forth in this Section

                                                                             20.




2.3 and that the Lender shall not have any obligation to renew the Drawdown Period, and (ii) no extension of the Term Date or renewal of the Drawdown Period pursuant to this Section 2.3 shall extend the Term Date or renew the Drawdown Period beyond the Amortization Date.

SECTION 2.4       TERM OBLIGATIONS.

                  During the Term Credit Period, and subject to the terms and conditions hereof, including without limitation the provisions of Section 2.8,
Section 3.7 and Article 7, the Borrower shall be entitled to convert, in whole or in part, any Term Obligation outstanding by way of an Advance under the Credit Facility to any other Advance under the Credit Facility, provided that, in the case of a LIBOR Loan, the last day of the applicable LIBOR Period shall not occur, and, in the case of a BA Advance, the Bankers' Acceptances comprising such BA Advance shall not mature, beyond any date on which a scheduled repayment of Outstanding Principal Obligations in respect of the Credit Facility is required to be made pursuant to Article 4 if after giving effect to such Advance the Outstanding Principal Obligations in respect of LIBOR Loans and BA Advances which would mature after such date and all other Outstanding Principal Obligations under the Credit Facility would exceed the Commitment, after giving effect to such repayment. Subject to any such conversion, any payment made on account of Term Obligations shall constitute a permanent reduction in the Commitment and may not be reborrowed by the Borrower hereunder.

SECTION 2.5       ADVANCE REQUESTS.

                  The Borrower if it wishes to obtain an Advance under the Credit Facility, or to convert an existing Advance under the Credit Facility to another Advance under the Credit Facility, shall deliver to the Lender an Advance Request in writing, substantially in the form of Schedule 1 hereto, in respect of such Advance not later than 11:00 a.m. (Toronto, Ontario time):

(a) in the case of any Advance by way of LIBOR Loan, three Business Days prior to the proposed date of such Advance;

(b) in the case of any aggregate Advance by way of Prime Rate Loan, U.S. Base Rate Loan or BA Advance of Cdn. $10,000,000 or more, three Business Days prior to the proposed date of such Advance; and

(c) in the case of any other Advance, one Business Day prior to the proposed date of such Advance, except that in the case of any Prime Rate Loan or U.S. Base Rate Loan of $10,000,000 or less requested by a Borrower by way of overdraft in any of its accounts with the Lender, the Borrower shall use its best efforts to deliver to the Lender in a reasonably timely manner (which may be on the proposed date of such Advance) an Advance Request by telephone or telecopy notice (or such other method of notification as may be agreed upon between the Lender and the Borrower), provided that the Lender shall have no obligation to advance such Advance unless the Lender has received at least one hour prior to the time of the advance of such Advance an Advance Request in writing, substantially in the form of Schedule 1 hereto, in respect of such Advance,

                                                                             21.





specifying the date of the Advance, which date shall be a Business Day in respect of such Advance, the Type of Advance, the aggregate amount thereof and (in the case of a BA Advance) the term or terms to maturity of the requested Bankers' Acceptances or (in the case of a LIBOR Loan) the requested LIBOR Period.

Any such Advance Request, once delivered by the Borrower to the Lender, shall be binding, and (subject to the conditions precedent provided for herein conditioning the Borrower's right to obtain the requested, or any, Advance), the Borrower shall be obligated to take the requested Advance on the date specified in such Advance Request. The Lender may rely and act upon, and shall incur no liability under or in respect of this Agreement by in good faith relying or acting upon, any Advance Request under this Section 2.5 given by telephone or telecopier (or other method of notification as may be agreed upon between the Lender and the Borrower) believed by the Lender to be genuine (without any verification inquiries) and to be signed or sent or given on behalf of the Borrower or by acting upon any representation or warranty of the Borrower made or deemed to be made hereunder by reason of or as a result of such Advance Request.

SECTION 2.6 ADVANCES UNDER THE CREDIT FACILITY.

                  The aggregate of all Loans to be made by the Lender in connection with any particular Advance under the Credit Facility, shall not be less than the lesser of (i) the aggregate amount of the Commitment in respect of the Credit Facility not utilized by way of outstanding Advances, and (ii) an integral multiple of Cdn. $1,000,000, in the case of a Prime Rate Loan, or an integral multiple of U.S. $1,000,000, in the case of a U.S. Base Rate Loan or a LIBOR Loan.

SECTION 2.7       CURRENCY.

                  Subject to Sections 6.1, 10.4 and 10.5, Advances under the Credit Facility shall only be denominated, at the option of the Borrower, in Canadian Dollars or U.S. Dollars, and any Advance denominated in either such currency shall be repayable, and all interest and fees in respect thereof or in connection therewith shall accrue and be payable, by the Borrower in like currency.

SECTION 2.8       CONVERSION OF ADVANCE.

                  Subject to the terms and conditions hereof, the Borrower shall be entitled from time to time to convert any outstanding Advance to any other Advance or Type of Advance under the Credit Facility by giving notice thereof to the Lender in accordance with Section 2.5, provided that:

(a) such conversion does not result in the Outstanding Principal Obligations exceeding the then current Commitment of the Lender;

(b) no such conversion of a BA Advance shall be made or purported to be made prior to the maturity date of any Bankers' Acceptance purchased or issued hereunder in respect of such BA Advance; and

(c) no such conversion of a LIBOR Loan shall be made or purported to be made prior to the last day of the LIBOR Period applicable to such LIBOR Loan.

                                                                             22.



                  Any Advance so converted shall cease to bear interest and fees as the former Advance, and shall begin to bear interest and fees as the new Advance, on and as of the date of such conversion. If the Borrower gives notice to the Lender that all or any portion of the principal amount of, or the BA Discount Proceeds in respect of, any new Advance to be advanced by the Lender to the Borrower is to be applied to repay Outstanding Principal Obligations in respect of any outstanding Advance, the Lender shall directly apply such amount to repay such Outstanding Principal Obligations owing to the Lender in satisfaction and discharge of the Lender's obligations hereunder to deposit such amount into the Borrower's Account.

SECTION 2.9       LIBOR MATURITY.

                  Any LIBOR Loan in respect of which the Borrower shall not have given notice of the conversion of such outstanding LIBOR Loan to another Advance in accordance with Section 2.5 shall automatically be converted to a U.S. Base Rate Loan upon the expiry of the then current LIBOR Period. Should the Borrower not be entitled to a U.S. Base Rate Loan at all or in an amount sufficient to fully repay the principal of, and accrued and unpaid interest on, such outstanding LIBOR Loan, such principal and interest shall be due and payable on the expiry of the then current LIBOR Period and shall bear interest in accordance with Section 3.2.

SECTION 2.10 CERTAIN PROVISIONS RELATING TO BANKERS' ACCEPTANCES.

(a) Bankers' Acceptances shall be issued and shall mature on a Business Day. Each Bankers' Acceptance shall have a term of at least 30 days and not more than 364 days excluding days of grace, shall mature on or before the Maturity Date and shall be in form and substance satisfactory to the Lender. No Bankers' Acceptance may be made or accepted on or after the Termination Date, nor may any Bankers' Acceptance be prepaid, whether pursuant to Section 4.2 or otherwise, or converted to another Type of Advance, prior to the maturity date of such Bankers' Acceptance.

(b) To facilitate the acceptance of Bankers' Acceptances under this Agreement, the Borrower shall, upon execution of this Agreement and from time to time as required, provide to the Lender Drafts, in form satisfactory to the Lender, duly executed and endorsed in blank by the Borrower in quantities sufficient for the Lender to fulfill its obligations hereunder. In addition, the Borrower hereby appoints the Lender as its attorney to sign and endorse on its behalf, in handwriting or by facsimile or mechanical signature as and when deemed necessary by the Lender, blank forms of Bankers' Acceptances and the Borrower shall deliver to the Lender powers of attorney, in form satisfactory to the Lender, whereby the Borrower appoints the Lender as its attorney to sign and endorse on its behalf, in handwriting or by facsimile or mechanical signature blank forms of Bankers' Acceptances in accordance with the terms of such powers of attorney. The Borrower recognizes and agrees that all Bankers' Acceptances signed and/or endorsed on its behalf by the Lender shall bind the Borrower as fully and effectually as if signed in the handwriting of and duly issued by the proper signing officer of the Borrower. The Lender is hereby authorized to issue such Bankers' Acceptances endorsed in blank in such Face Amounts as may be determined by the Lender provided that the aggregate amount thereof is equal to the aggregate Face Amount of Bankers' Acceptances required to be accepted by the Lender. The Lender shall not be responsible or liable for its failure to accept a Bankers'

                                                                             23.




Acceptance if the cause of such failure is, in whole or in part, due to the failure of the Borrower to provide duly executed and endorsed Drafts to the Lender on a timely basis nor shall the Lender be liable for any damage, loss or other claim arising by reason of any loss or improper use of any such instrument except loss or improper use arising by reason of the gross negligence or willful misconduct of the Lender, its officers, employees, agents or representatives. The Lender shall maintain a record with respect to Bankers' Acceptances (i) received by it from the Borrower in blank hereunder, (ii) voided by it for any reason, (iii) accepted by it hereunder, (iv) purchased by it hereunder, and (v) cancelled at their respective maturities.

(c) Drafts of the Borrower to be accepted as Bankers' Acceptances hereunder shall be duly executed by a duly authorized officer of the Borrower. Notwithstanding that any person whose signature appears on any Bankers' Acceptance as a signatory for the Borrower may no longer be an authorized signatory for the Borrower at the date of issuance of a Bankers' Acceptance, such signature shall nevertheless be valid and sufficient for all purposes as if such authority had remained in force at the time of such issuance and any such Bankers' Acceptance so signed shall be binding on the Borrower.

(d) On the requested date of Advance, the Lender agrees to purchase from the Borrower, at the face amount thereof discounted by the BA Reference Rate, any Bankers' Acceptance accepted by it and provide to the Borrower, the amount of the BA Discount Proceeds in respect thereof, which amount (for greater certainty) shall be net of the amount of the Acceptance Fee payable by the Borrower to the Lender under Section 3.4 in respect of such Bankers' Acceptance.

(e) The Lender may at any time and from time to time hold, sell, rediscount or otherwise dispose of any or all Bankers' Acceptances accepted and purchased by it.

(f) The Borrower waives presentment for payment and any other defense to payment of any amounts due to the Lender in respect of a Bankers' Acceptance accepted by it pursuant to this Agreement which might exist solely by reason of such Bankers' Acceptance being held, at the maturity thereof, by the Lender in its own right and the Borrower agrees not to claim any days of grace if the Lender as holder sues the Borrower on any such Bankers' Acceptance for payment of the amount payable by the Borrower thereunder.

(g) With respect to each Bankers' Acceptance, the Borrower, prior to the occurrence and continuation of a Default or an Event of Default, may give irrevocable written notice by means of an Advance Request (or such other method of notification as may be agreed upon between the Lender and the Borrower) to the Lender at or before 11:00 a.m. (Toronto, Ontario time) not less than two Business Days prior to the maturity date of such Bankers' Acceptance of the Borrower's intention to issue one or more Bankers' Acceptances on such maturity date (each a "Refunding Bankers' Acceptance") to provide for the payment of such maturing Bankers' Acceptance (it being understood that payments by the Borrower and fundings by the Lender in respect of each maturing Bankers' Acceptance and each related Refunding Bankers' Acceptance shall be made on a net basis reflecting the difference between the Face Amount of such maturing Bankers' Acceptance and the BA Discount Proceeds (net of the applicable Acceptance Fee) of such Refunding Bankers' Acceptance). Any funding on account of any maturing Bankers' Acceptance must be made at or before 11:00 a.m. (Toronto, Ontario time) on the maturity date of

                                                                             24.




such Bankers Acceptance. If the Borrower fails to give such notice, then subject to satisfaction of the conditions in Section VII hereof, the Borrower shall be irrevocably deemed to have requested and to have been advanced a Prime Rate Loan in the Face Amount of such maturing Bankers' Acceptance on the maturity date of such Bankers' Acceptance from the Lender, which Prime Rate Loan shall thereafter bear interest as such in accordance with the provisions hereof until paid in full. Should the Borrower not be entitled to a Prime Rate Loan at all or in an amount sufficient to fully reimburse the Lender for the Face Amount of a matured Bankers' Acceptance, the Face Amount of such Bankers' Acceptance shall constitute Reimbursement Obligations of the Borrower to the Lender and shall bear interest in accordance with Section 3.6.

(h) If the Lender determines in good faith, which determination shall be final, conclusive and binding upon the Borrower, and notifies the Borrower that, by reason of circumstances affecting the money market, there is no competitive market for Bankers' Acceptances, then,

         (i) the right of the Borrower to request an Advance by way of Bankers' Acceptances shall be suspended until the Lender determines that the circumstances causing such suspension no longer exist and the Lender so notifies the Borrower; and

         (ii) any Advance Request which is outstanding shall be deemed to constitute a request for an Advance by way of a Prime Rate Loan.

(i) The Lender shall promptly notify the Borrower of the suspension of the Borrower's right to request an Advance by way of Bankers' Acceptances and of the termination of any such suspension.

(j) If an Event of Default shall have occurred and then be continuing (whether or not any declaration pursuant to Article 10 is made), the Borrower shall forthwith provide Cover to, and thereafter shall maintain Cover with, the Lender in respect of all outstanding Bankers' Acceptances.

(k) Bankers' Acceptances accepted or purchased by the Lender under this Agreement may, at the option of the Lender, be issued in the form of a "depository bill" and deposited with a "clearing house", as each such term is defined in the Depository Bills and Notes Act (Canada).

SECTION 2.11      REDUCTION OR TERMINATION OF COMMITMENT.

(a) The Borrower shall have the right, exercisable by it at any time and from time to time upon not less than three Business Days prior written notice to the Lender and without penalty, but subject to the terms of this
Section 2.11, to terminate any portion of the Commitment in respect of the Credit Facility not being used by the Borrower, provided that any such partial termination shall be in an amount not less than the lesser of (i) Cdn. $1,000,000 and integral multiples thereof, and (ii) the entire amount of the unused Commitment. Notwithstanding the foregoing, the Borrower shall not be entitled to thereby (i) reduce the Commitment of the Lender below the then Outstanding Principal Obligations under the Credit Facility, or (ii) to prepay any outstanding BA Advance or LIBOR Loan, unless the Borrower shall pay to the Lender all interest accrued to the date of such prepayment on the Advances so

                                                                             25.


prepaid, provide Cover to and thereafter maintain Cover with, the Lender in respect of all outstanding Bankers' Acceptances related to such BA Advances and on demand pay to the Lender any additional amounts payable pursuant to Section
11.7. No such reduction or termination of the Commitment in respect of the Credit Facility pursuant to this Section may be reinstated without the prior written approval of the Lender. Concurrently with the giving of any such notice, the Borrower shall prepay the Standby Fee that will have accrued due on the amount of the terminated portion of the Commitment to the effective date of such termination.


(b) On the Termination Date in respect of the Credit Facility, all Commitments in respect of the Credit Facility shall be terminated in their entirety.


SECTION 2.12      USE OF PROCEEDS.

                  The proceeds of the Advances shall be used by the Borrower only for Permitted Purposes, provided that as against the Borrower and any other Person, the Lender shall not have any responsibility as to the use of any such proceeds.

                                   ARTICLE 3

                                INTEREST AND FEES

SECTION 3.1       INTEREST ON PRIME RATE LOANS.

                  The Borrower shall pay interest on the outstanding principal amount of each Prime Rate Loan outstanding under the Credit Facility from the date on which such Prime Rate Loan was made until such outstanding principal amount shall have been repaid in full, and both before and after maturity, default and judgment, at a floating rate per annum equal to the Prime Rate in effect from time to time plus the Applicable Margin in respect of Prime Rate Loans in effect from time to time, calculated daily and compounded and payable
(a) monthly in arrears on the last Business Day of each month of each year, and
(b) on the date on which such Prime Rate Loan becomes due and payable or is converted to another Type of Advance as contemplated by Article 2, in each case based on the actual number of days elapsed and a year of 365 or 366 days, as the case may be.

SECTION 3.2       INTEREST ON U.S. BASE RATE LOANS.

                  The Borrower shall pay interest on the outstanding principal amount of each U.S. Base Rate Loan outstanding under the Credit Facility from the date on which such U.S. Base Rate Loan was made until such outstanding principal amount shall have been repaid in full, and both before and after maturity, default and judgment, at a floating rate per annum equal to the sum of the U.S. Base Rate in effect from time to time plus the Applicable Margin in respect of U.S. Base Rate Loans in effect from time to time, calculated daily and compounded and payable (a) monthly in arrears on the last Business Day of each month of each year, and (b) on the date on which such U.S. Base Rate Loan becomes due and payable or is converted to another Type of Advance as contemplated by Article 2, in each case based on the actual number of days elapsed and a year of 365 or 366 days, as the case may be.

                                                                             26.



SECTION 3.3       INTEREST ON LIBOR LOANS.

                  The Borrower shall pay interest on the outstanding principal amount of each LIBOR Loan outstanding under the Credit Facility from the date on which such LIBOR Loan was made until such outstanding principal amount shall have been repaid in full, and both before and after maturity, default and judgement, at a rate per annum equal at all times during each LIBOR Period for such LIBOR Loan to the sum of the LIBO Rate for such LIBOR Period plus the Applicable Margin in respect of LIBOR Loans in effect from time to time, in each case calculated daily and compounded and payable (a) in arrears on the last day of such LIBOR Period unless such LIBOR Period is greater than 90 days, in which case such interest shall be calculated daily and compounded and payable quarterly in arrears as well as on the last day of such LIBOR Period, and (b) on the date on which such LIBOR Loan otherwise becomes due and payable or is converted to another Type of Advance as contemplated by Article 2, in each case based on the actual number of days elapsed and a year of 360 days.

SECTION 3.4       ACCEPTANCE FEE.

                  The Borrower shall pay the Lender a fee equal to the Applicable Margin in respect of BA Advances in effect from time to time of the Face Amount of each Bankers' Acceptance accepted or purchased by the Lender multiplied by a fraction the numerator of which is the term to maturity of such Bankers' Acceptance, expressed in days, and the denominator of which is 365 (or 366 during a year of 366 days), which fee shall be paid as a condition precedent to any obligation on the part of the Lender to accept or purchase such Bankers' Acceptance. If at the time of an increase in the Applicable Margin in respect of BA Advances there exists any outstanding BA Advance, then the Borrower shall pay to the Lenders an amount in respect of such BA Advance equal to the product obtained by multiplying (i) the product of (A) the difference between the Applicable Margin in respect of BA Advances in effect prior to such change in the Applicable Margin in respect of BA Advances and the Applicable Margin in respect of BA Advances in effect immediately after such change, and (B) the aggregate Face Amount of the Bankers' Acceptances in respect of such BA Advance, by (ii) the quotient obtained by dividing (A) the number of days to maturity remaining in respect of such BA Advance at such time, by (B) 365 days. Any payment in respect of an outstanding BA Advance as a result of a change in the Applicable Margin in respect of BA Advances shall be paid on the maturity date of the Bankers' Acceptances in respect of such BA Advance.

SECTION 3.5       STANDBY FEE.

                  The Borrower shall pay the Lender a standby fee in respect of the Credit Facility at the rate of 0.2% per annum (based on a year of 365 or 366 days, as the case may be) on the Available Commitment, expressed in Canadian Dollars and calculated on a daily basis and compounded and payable quarterly in arrears on the last Business Day of January, April, July and October in each year and on the Termination Date.

SECTION 3.6       REIMBURSEMENT OBLIGATIONS.

                  The amount of any Reimbursement Obligation may, if the applicable conditions precedent specified in Article 7 hereof have been satisfied, be paid with the proceeds of Prime

                                                                             27.




Rate Loans or, as provided in Section 2.10(g), by the purchase of Refunding Bankers' Acceptances. Pending any such repayment in full, the Borrower shall pay to the Lender interest on any Reimbursement Obligation at the Past Due Rate, from and including the date on which such Reimbursement Obligations arose to the date of payment in full, calculated daily and compounded monthly in arrears based on the number of days elapsed and a year of 365 or 366 days, as the case may be, and payable on demand, both before and after judgement in respect thereof.

SECTION 3.7 FIXED RATE OPTION

                  Subject to the availability of fixed rate funds, the Borrower may, at its option, provided that such option may be exercised only once by notice in writing to the Lender given not more than 30 days prior to the Term Date or during the Term Credit Period, request the Lender to fix the rate at which all, but not less than all, of the Term Obligations shall bear interest during the then remaining Term Credit Period, which fixed rate shall be equal to
(i) the annual rate of interest equal to the Canadian Dollar interest swap rate quoted by the Lender for the then remaining Term Credit Period as of the later of (A) the Term Date, and (B) any date within 30 days after the date such notice is given to the Lender specified by the Borrower in such notice, plus (ii) 1.375% per annum. Interest payable at such fixed rate shall be compounded and payable (a) monthly in arrears on the last Business Day of each month of each year, and (b) on the date on which such Term Obligations become due and payable, in each case based on the actual number of days elapsed and a year of 365 or 366 days, as the case may be. Any interest payable at such fixed rate not paid on the date it is due and payable pursuant to this Section 3.7 shall bear interest from such date at the Past Due Rate. Upon the exercise by the Borrower of its option pursuant to this Section 3.7 all rights or entitlements of the Borrower to convert, in whole or in part, any Term Obligation to any other Advance or Type of Advance under the Credit Facility shall be permanently terminated.

SECTION 3.8       YEARLY RATE STATEMENTS.

                  For the purpose of complying with the Interest Act (Canada), it is expressly stated that:

(a) where interest is calculated pursuant hereto at a rate based on a 365 day period, the yearly rate or percentage of interest to which such rate is equivalent is such rate multiplied by the actual number of days in the year (365 or 366, as the case may be) divided by 365;

(b) where interest is calculated pursuant hereto at a rate based on a 360 day period, the yearly rate or percentage of interest to which such rate is equivalent is such rate multiplied by the actual number of days in the year (365 or 366, as the case may be) divided by 360; and

(c) the rates of interest specified in this Agreement are nominal rates and not effective rates or yields and the parties hereto acknowledge that there is a material distinction between the nominal and effective rates of interest, that they are capable of making the calculations necessary to compare such rates and that the

                                                                             28.




                  principle of deemed reinvestment of interest shall not apply to any calculations of interest hereunder.

                                   ARTICLE 4

                            REPAYMENT OF OBLIGATIONS

SECTION 4.1       REPAYMENT ON MATURITY.

                  The Obligations shall become due and payable, and shall be paid in full, on the Termination Date.

SECTION 4.2       VOLUNTARY REPAYMENT

                  Subject to the terms and conditions hereof, the Borrower may, without bonus or penalty, upon prior written notice to the Lender specifying the proposed date and aggregate principal amount of the prepayment and the Advance or Advances on account of which such prepayment is to be applied, prepay the specified principal amount on account of the then Outstanding Principal Obligations under the Credit Facility, together with all accrued interest to the date of such prepayment on the specified principal amount so prepaid and any other amounts payable to the Lender by the Borrower hereunder in respect thereof including, without limitation, pursuant to Section 11.7. Such notice shall be given at or before 11:00 a.m. (Toronto, Ontario time) not less than three Business Days, in the case of a prepayment of Cdn. $10,000,000 or more, and in any other case, not less than one Business Day, prior to the proposed date of prepayment and, once given, any such notice shall be irrevocable and binding upon the Borrower. Notwithstanding the foregoing, the Borrower shall not be entitled to prepay any outstanding BA Advance or LIBOR Loan, unless the Borrower shall pay to the Lender all interest accrued to the date of such prepayment on the Advances so prepaid, provide Cover to and thereafter maintain Cover with, the Lender in respect of all outstanding Bankers' Acceptances related to such BA Advances and on demand pay to the Lender any additional amounts payable pursuant to Section 11.7, nor shall the Borrower be entitled to give any such notice or to make any such prepayment unless each partial prepayment is in an aggregate principal amount of not less than Cdn. $1,000,000.

SECTION 4.3       MANDATORY REPAYMENT OF CREDIT FACILITY.

                  Subject to the terms and conditions hereof, the Outstanding Principal Obligations under the Credit Facility shall be repaid forthwith, upon demand by or on behalf of the Lender, to the extent that the Outstanding Principal Obligations under the Credit Facility exceed the then current Commitment in respect of the Credit Facility, whether as a result of oversight or otherwise, together with all accrued interest to the date of such repayment on the principal amount so repaid and any other amounts payable to the Lender by the Borrower hereunder in respect thereof including, without limitation, pursuant to Section 11.7, provided that any such repayment of the Outstanding Principal Obligations in respect of any BA Advance shall be discounted for the period to the maturity of the Bankers' Acceptances outstanding in respect of such BA Advance at the Canada Treasury Bill Rate for such discount calculation period in effect on the date of such repayment.

                                                                             29.



SECTION 4.4       SCHEDULED REPAYMENT OF OBLIGATIONS.

                  Subject to the Lender's rights of acceleration pursuant to
Article 10 and without limiting Section 4.1:

(a) if the Amortization Date does not occur, the Outstanding Principal Obligations shall be repaid by the Borrower in full on the Maturity Date; or

(b) if the Amortization Date occurs, the Borrower shall repay Outstanding Principal Obligations in:

         (i) two equal semi-annual payments on the first and second semi-annual anniversaries of the Amortization Date, in an aggregate amount equal to 15% of the aggregate Outstanding Principal Obligations as of the Amortization Date; plus

         (ii) two equal semi-annual payments on the third and fourth semi-annual anniversaries of the Amortization Date, in an aggregate amount equal to an additional 25% of the aggregate Outstanding Principal Obligations as of the Amortization Date, plus

         (iii) in two equal semi-annual payments on the fifth and sixth semi-annual anniversaries of the Amortization Date, in an aggregate amount equal to the aggregate Outstanding Principal Obligations remaining unpaid immediately prior to such fifth semi-annual anniversary, provided that, notwithstanding the foregoing, if the Amortization Date occurs after the Term Date and the Maturity Date therefore occurs prior to one or more of the semi-annual payment dates referred to above, the Outstanding Principal Obligations remaining unpaid on the Maturity Date shall be due and payable, and shall be repaid by the Borrower, in full on the Maturity Date.

                                   ARTICLE 5

                              PAYMENTS AND ACCOUNTS

SECTION 5.1       MAINTENANCE OF ACCOUNTS.

                  The Borrower shall open in its name and maintain the Borrower's Accounts with the Lender at the Lender's Branch.

SECTION 5.2       PAYMENTS BY BORROWER.

                  Any payment by the Borrower on account of any amount due and payable by it hereunder, whether on account of principal, interest, fees, costs and expenses or otherwise, shall be made by the Borrower in the currency in which such payment is due in immediately available funds to the Lender at the Lender's Branch. No payment by the Borrower shall be effective until such time as it is so paid to the Lender at the Lender's Branch. The Borrower shall make all payments hereunder regardless of any counterclaim, compensation or set-off rights of the Borrower.

                                                                             30.




SECTION 5.3       DUE DATE OF PAYMENTS.

                  Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be, payable on such date, provided that if any such extension would cause repayment of the principal of or interest on a LIBOR Loan to be made in the next following calendar month, such payment shall be made on the last preceding Business Day with interest payments adjusted accordingly.

SECTION 5.4       TIME OF PAYMENTS.

                  All payments to be made by the Borrower to the Lender shall be paid in immediately available funds no later than 11:00 a.m. (Toronto, Ontario time) on the date of payment in order to obtain same day credit. Any such payment so paid after such time on such date shall be deemed to have been paid on the next following Business Day.

SECTION 5.5       FORM AND AMOUNT OF PAYMENTS.

                  All amounts due hereunder, whether for principal, interest, or otherwise, in respect of any Advance denominated in Canadian Dollars shall be paid in full by the Borrower in Canadian Dollars, and all amounts due hereunder, whether for principal, interest fees or otherwise, in respect of any Advance denominated in U.S. Dollars shall be paid in full in U.S. Dollars, and all amounts due hereunder in respect of costs and expenses shall be paid in full by the Borrower in the currency in which such costs or expenses were originally incurred, in any case without set-off, withholding or deduction of any kind or nature whatsoever unless required by law, and then subject to Section 11.8.

SECTION 5.6       CHARGING BORROWER'S ACCOUNTS.

                  In respect of all Obligations the Borrower hereby irrevocably authorizes and instructs the Lender to withdraw from or debit, from time to time when such Obligations are due and payable, any account of the Borrower with the Lender for the purpose of satisfying payment thereof. Without limiting the generality of the foregoing, the Borrower hereby authorizes the Lender, if and to the extent that any payment owed to the Lender by the Borrower in respect of such Obligations is not made when due hereunder, to charge from time to time against any or all of the Borrower's accounts with the Lender, including without limitation the Borrower's Accounts, the full amount of the payment so due.

                                   ARTICLE 6

                               CURRENCY AND COSTS

SECTION 6.1       MARKET DISRUPTION AND ILLEGALITY.

                  If the Lender determines in good faith and acting reasonably, which determination shall be final, conclusive and binding upon the Borrower, and notifies the Borrower that (a) by reason of circumstances affecting financial markets inside or outside Canada or the United

                                                                             31.




States, as the case may be, deposits of U.S. Dollars are unavailable to Canadian banks generally; (b) adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided in the definition of LIBO Rate or U.S. Base Rate, as the case may be; (c) the making or continuation of any U.S. Base Rate Loans or LIBOR Loans, as the case may be, has been made impracticable by the occurrence of an event (other than a mere increase in rates payable by the Lender to fund the Loans) which materially and adversely affects the funding of the Credit Facility at any interest rate computed on the basis of the LIBO Rate or the U.S. Base Rate, as the case may be; or (d) any change to the present, or the introduction of any future, Legal Requirement or any guideline, directive, policy, request or requirement with which it is customary for the Lender to comply (whether or not having the force of law) of any Governmental Authority, or in the interpretation or application thereof by any Governmental Authority, has made it unlawful for the Lender to make, fund, or maintain or to give effect to its obligations in respect of any Type of Advance as contemplated hereby, then the Lender shall notify the Borrower in writing thereof and:

(a) the right of the Borrower to select any affected Type of Advance shall be suspended until the Lender determines in good faith that the circumstances causing such suspension no longer exist and the Lender so notifies the Borrower;

(b) if any affected Type of Advance is not yet outstanding, any outstanding request for such Type of Advance shall be cancelled and the Type of Advance requested therein shall not be made; and

(c) if any Advance is already outstanding at any time when the right of the Borrower to select that Type of Advance is suspended, in addition to its rights under Section 4.2, the Borrower shall, by written notice to the Lender given within three Business Days of the date of the notification, elect to
                  (i) prepay within (A) seven Business Days of the date of such written notice to the Lender such Advance (in the case of Outstanding Principal Obligations in respect of any BA Advance, discounted for the period to the maturity of the Bankers' Acceptances outstanding in respect of such BA Advance at the Canada Treasury Bill Rate for such discount calculation period in effect on the date of such prepayment), but should it do so the Borrower shall pay to the Lender all interest accrued to the date of such prepayment on the Advances so prepaid and on demand all such amounts as are required to compensate the Lender for (A) any Compensating Amount payable pursuant to Section 6.2, and (B) any additional amounts payable pursuant to Section 11.7, or (ii) convert, immediately, or in the case of a LIBOR Loan, effective the last day of the then current LIBOR Period applicable thereto (or on such earlier date as may be required to comply with any applicable Legal Requirement), or in the case of a BA Advance, on the maturity date of the outstanding Bankers' Acceptances in respect of such BA Advance (or on such earlier date as may be required to comply with any applicable Legal Requirement), such outstanding Advance to another Type of Advance which the Borrower is then entitled to select, failing which such outstanding Advance shall be converted, at the sole discretion of the Lender, to another Type of Advance which the Borrower is then entitled to select as of the date specified above for conversion of such outstanding Advance by the Borrower or, if the Borrower is

                                                                             32.



                  not then entitled to select any other Type of Advance, the Borrower shall immediately prepay such Advance as above provided.

                  If the provisions of this Section 6.1 apply or prepayment is made of any Advance, the Lender and the Borrower shall negotiate in good faith with a view to providing alternative funding arrangements for the Borrower in a similar amount (or the equivalent thereof in another currency) and on similar terms to the amount affected or prepaid to the extent reasonably practicable, provided that such alternative funding arrangements shall not be, in the reasonable judgment of the Lender, materially disadvantageous to the Lender.

SECTION 6.2       ADDITIONAL PAYMENTS.

                  If subsequent to the date hereof (a) any change in applicable Legal Requirements or any change in the interpretation or application thereof by any Governmental Authority; or (b) compliance by the Lender with any guideline, direction, request or requirement with which it is customary for the Lender to comply (whether or not having the force of law) of any Governmental Authority shall have the effect of:

(a) increasing the cost to the Lender (which it would not otherwise have incurred) of continuing to provide or maintain the Credit Facility (including, without limitation, the costs of maintaining any reserve or special deposit or similar requirements with respect to this Agreement, or with respect to its obligations hereunder or thereunder), other than an increased cost resulting from a generally applicable higher rate of tax imposed on the overall net income or capital of the Lender;

(b) imposing on the Lender or expecting there to be maintained by the Lender any additional reserve, special deposit or similar requirement or any additional capital adequacy or additional capital requirement (including, without limiting the generality of the foregoing, under any Capital Adequacy Guideline or any other requirement which affects the Lender's allocation of capital resources to its obligations) in respect of the Lender's obligations hereunder;

(c) reducing any amount paid or payable to the Lender under this Agreement in any amount which is material;

(d) causing the Lender to make any payment or to forego any return, on a basis calculated by reference to any amount received or receivable by the Lender under this Agreement; or

(e) directly or indirectly reducing the effective return to the Lender under this Agreement or on the Lender's overall capital as a result of entering into this Agreement or as a result of any of the transactions or obligations contemplated by this Agreement (other than a reduction resulting from a generally applicable higher rate of tax imposed on the net income or capital of the Lender) received or receivable by the Lender under this Agreement;

                                                                             33.




the Borrower shall, subject to the terms and conditions hereof, pay such amount (the "Compensating Amount") as may be necessary to compensate the Lender for and will indemnify the Lender against any such additional cost, reduction, payment or foregone return. The payment by the Borrower of such Compensating Amount is not, and shall not be deemed to be or construed as, a repayment on account of any Outstanding Principal Obligations.

                  The Lender shall, forthwith after the Lender becoming aware of the occurrence of an event entitling the Lender to the payment of a Compensating Amount and the Lender determining to claim such Compensating Amount (which determination the Lender shall make without undue delay), give notice to the Borrower of the Compensating Amount claimed with details of the events giving rise thereto and shall at that time or within twenty (20) days thereafter provide to the Borrower a certificate setting out in reasonable detail a compilation of the Compensating Amount claimed (and where appropriate the Lender's reasonable allocation to its Advances hereunder of Compensating Amounts with respect to the aggregate of such similar credits granted by the Lender affected by such event) or, if the Lender is then unable to determine the Compensating Amount or the method of compilation thereof an estimate of such Compensating Amount and/or the method or the basis on which the Lender estimates the calculation will be made which estimate will be confirmed or adjusted by the aforesaid certificate. The certificate of the Lender with respect to the Compensating Amount shall be conclusive evidence of the amount thereof, absent manifest error.

                  The Borrower shall within thirty (30) days of receipt of such notice from the Lender pay to the Lender the Compensating Amount (or the estimated Compensating Amount) claimed but, if the Compensating Amount claimed and paid is greater or lesser than the Compensating Amount as finally determined, the Lender or the Borrower, as the case may be, shall pay to the other the amount required to adjust the payment to the Compensating Amount required to be paid. The obligation to pay such a Compensating Amount for subsequent periods will continue, subject as herein provided, until the earlier of the payment in full of the Obligations owed to the Lender and the lapse or cessation of the event giving rise to the Compensating Amount.

SECTION 6.3       PREPAYMENT AND CONVERSION.

                  In addition to the Borrower's rights under Section 4.2, if any notification of a Compensating Amount is given under Section 6.2 in respect of any Advance, then the Borrower may, by written notice to the Lender given within thirty Business Days next following the date of the notification, elect to prepay such Advances (in the case of Outstanding Principal Obligations in respect of any BA Advance, discounted for the period to the maturity of the Bankers' Acceptances outstanding in respect of such BA Advance at the Canada Treasury Bill Rate for such discount calculation period in effect on the date of such prepayment) or to convert all such Advances to any other Type of Advance, but should it do so the Borrower shall pay to the Lender all interest accrued to the date of such prepayment on the Advances so prepaid and on demand all such amounts as are required to compensate the Lender for (a) any Compensating Amount payable pursuant to Section 6.2, and (b) any additional amounts payable pursuant to Section 11.7.

                                                                             34.




SECTION 6.4       MITIGATION.

                  If the provisions of Section 6.1 become applicable or any Compensating Amount becomes payable pursuant to Section 6.2, the Lender shall use its reasonable efforts (subject to any legal and regulatory restrictions) to avoid the necessity of invoking the provisions of Section 6.1 or to avoid the need for paying, or to reduce, such additional Compensating Amount, including changing the jurisdiction of its applicable lending office; provided that the taking of any such action would not, in the reasonable judgment of the Lender, be materially disadvantageous to the Lender.

SECTION 6.5       MANDATORY PREPAYMENT.

                  In the event that the provisions of Section 6.1 become applicable or any Compensating Amount becomes payable to the Lender pursuant to
Section 6.2, the Borrower may, at its own expense and in its sole discretion terminate the Commitment of the Lender and prepay all Outstanding Principal Obligations to the Lender (in the case of Outstanding Principal Obligations in respect of any BA Advance, discounted for the period to the maturity of the Bankers' Acceptances outstanding in respect of such BA Advance at the Canada Treasury Bill Rate for such discount calculation period in effect on the date of such prepayment); provided that (a) the Borrower shall have paid to the Lender
(i) the Outstanding Principal Obligations in respect of (in the case of Outstanding Principal Obligations in respect of any BA Advance, discounted as above provided) and interest accrued to the date of such payment on the Advances made by the Lender hereunder, (ii) any Compensating Amount payable pursuant to
Section 6.2, (iii) any additional amounts payable pursuant to Section 11.7, (iv) Standby Fees accrued to the date of suspension of all Types of Advances pursuant to Section 6.1 or the date of such payment, whichever is earlier, and (v) all other amounts (excluding Standby Fees) owed to the Lender hereunder, and (b) such termination of the Commitment of the Lender and prepayment of Advances is not prohibited by any Legal Requirement.

                                   ARTICLE 7

                         CONDITIONS PRECEDENT TO LENDING

SECTION 7.1       CONDITIONS PRECEDENT TO INITIAL ADVANCE.

                  The obligation of the Lender to make its initial Advance under the Credit Facility is subject to the Lender having received the following, each dated as of a date satisfactory to the Lender and in form and substance reasonably satisfactory to the Lender, provided that such condition precedent, being for the sole benefit of the Lender, may be unilaterally waived by it in whole or in part at any time on or before the date of the initial Advance:

         (a) certified copies of the articles and borrowing by-laws of the Borrower, together with a related certificate of non-restriction;

         (b) certified copies of the resolutions of the board of directors of the Borrower approving and authorizing the execution, delivery and performance of this Agreement;

                                                                             35.




         (c) a certificate of status or like certificate with respect to the Borrower issued by the appropriate Governmental Authority of the jurisdiction of its incorporation;

         (d) a certificate of the Secretary or an Assistant Secretary of the Borrower, certifying as to the names and true signatures of its officers authorized to sign this Agreement and the other Loan Documents;

         (e) a certificate of a Senior Officer of the Borrower to the effect that all representations and warranties of the Borrower set forth in Article 8 are true in all material respects as of the initial Drawdown Date;

         (f) such other certificates and documentation relating to the Borrower or this Agreement as separately agreed to by the Borrower and the Lender;

         (g) a certificate of a Senior Officer of the Borrower that there has been no material adverse change in the financial condition or results of operations of the Borrower and its Subsidiaries, taken as a whole, from the financial condition and results of operations of the Borrower and its Subsidiaries presented in the Closing Audited Financial Statements, a copy of which has been furnished to the Lender; and

         (h) favourable opinion of counsel for the Borrower to and in favour of the Lender in form and substance reasonably satisfactory to the Lender and its counsel.

SECTION 7.2       CONDITIONS PRECEDENT TO EACH ADVANCE.

                  The obligation of the Lender to make any Advance (including the initial Advance) under the Credit Facility is subject to the fulfilment of each of the following conditions precedent to the reasonable satisfaction of the Lender (provided that each such condition precedent, being for the sole benefit of the Lender, may be unilaterally waived by it in whole or in part at any time either generally or with respect to any particular Advance):

         (a) the Lender shall have received from the Borrower a duly completed Advance Request in accordance with the provisions of this Agreement in that regard;

         (b) the representations and warranties set forth herein and in any other Loan Document shall be true and correct in all material respects, both on the date of such Advance Request and on the requested date of Advance;

         (c) the Borrower shall have observed and performed in all material respects all covenants set forth herein and in any other Loan Document;

         (d) no Default or Event of Default shall have occurred and be continuing or will result from giving effect to such Advance Request;

         (e) the making of the requested Advance shall not be prohibited by any Legal Requirement.

                                                                             36.




                  The submission by the Borrower of an Advance Request shall be deemed to constitute a representation and warranty by the Borrower that the conditions precedent to the making of the Advance requested thereby set forth in this Article 7 have been satisfied in full.

                                   ARTICLE 8

                         REPRESENTATIONS AND WARRANTIES

SECTION 8.1       REPRESENTATIONS AND WARRANTIES BY THE BORROWER.

                  The Borrower represents and warrants to the Lender, acknowledging that the Lender is relying thereon without independent inquiry in entering into this Agreement and making Advances from time to time hereunder, that:

(a) ORGANIZATION AND QUALIFICATION. The Borrower is a corporation duly incorporated and organized and validly existing and in good standing and up-to-date in the filing of all corporate, financial and other returns under the laws of Ontario, the jurisdiction of its incorporation, except where the failure to file any such corporate, financial or other return does not affect the Borrower's good standing and would not otherwise have a Material Adverse Effect; it is duly authorized to do business wherever the nature of its material properties or activities requires authorization, except to the extent that a failure to be so duly authorized would not have a Material Adverse Effect, and it has the corporate right, power and authority and all material governmental licences, authorizations, consents, registrations and approvals required to own and lease its material properties and assets and to conduct the business in which it is presently engaged, except to the extent that the lack thereof would not have a Material Adverse Effect. The Borrower has delivered to the Lender a complete and correct copy of the charter documents and borrowing by-laws of the Borrower, in each case as amended to the date of such delivery, and there have been no amendments to any such charter documents or by-laws other than as have been disclosed to the Lender;

(b) CORPORATE POWER. The Borrower has full corporate right, power and authority to enter into and perform its obligations under each of the Loan Documents and the Borrower and each Material Subsidiary has full corporate power and authority to own and operate its Assets and to carry on its business as now conducted and as presently proposed to be conducted;

(c) CONFLICT WITH OTHER INSTRUMENTS. The execution and delivery by the Borrower of the Loan Documents, the performance by the Borrower of its obligations thereunder and hereunder (as the case may be) and compliance with the terms, conditions and provisions thereof and hereof do not and will not:

         (i) conflict with or result in a breach of any of the terms, conditions or provisions of (A) the charter documents or by-laws of the Borrower or any of the Material Subsidiaries,
                  (B) any Legal Requirement applicable to the Borrower or any of its Material Subsidiaries or any Material Assets, or (C) except as disclosed to the Lender in writing, any Material Contract; or

                                                                             37.



         (ii) result in, require or permit (A) the imposition of any Encumbrance upon or with respect to any Material Assets now owned or hereafter acquired, (B) the acceleration of the maturity of any Debt of, binding on or affecting the Borrower or any of its Material Subsidiaries or any Material Assets, or
                  (C) any third party to terminate or acquire rights under any Material Contract;

(d) AUTHORIZATION, GOVERNMENTAL APPROVALS, ETC. The execution and delivery of each of the Loan Documents by the Borrower and the performance by the Borrower of its obligations hereunder and thereunder (as the case may be) have been duly authorized by all necessary corporate action; no consent, approval, order, authorization, licence, exemption or designation of or by any Governmental Authority or other Person is required in connection with the execution, delivery and performance by the Borrower of this Agreement or any of the other Loan Documents except such as have been obtained and true copies of which have been delivered to the Lender on or prior to the Closing Date; and no registration, qualification, designation, declaration or filing with any Governmental Authority is or was necessary to enable or empower the Borrower to enter into and to perform its obligations under the Loan Documents except such as have been made or obtained and are in full force and effect, unamended;

(e) DUE EXECUTION. The Loan Documents have each been duly executed and delivered by the Borrower and each constitutes a legal, valid and binding obligation of the Borrower enforceable in accordance with its terms, subject to bankruptcy, insolvency, arrangement and other laws affecting the enforcement of creditors' rights generally (other than those pertaining to settlements, fraudulent conveyances, assignments and preferences) and the availability, in the discretion of a court of competent jurisdiction, of equitable remedies;

(f) RANKING. The Obligations will rank at least pari passu with all Debt of the Borrower except Debt secured by Permitted Encumbrances, provided that such Permitted Encumbrances shall not at any time secure Debt of the Borrower and all of its Subsidiaries exceeding at any time Cdn. $10,000,000, or the U.S. Dollar Equivalent thereof, in the aggregate;

(g) OWNERSHIP OF PROPERTY. The Borrower is the absolute beneficial owner of, with good and marketable title to, all of its Material Assets free and clear of all Encumbrances other than Permitted Encumbrances;

(h) SUBSIDIARIES. The Material Subsidiaries are set out in the Closing Audited Financial Statements. Other than as set out in Schedule 8.1(h) to this Agreement, neither the Borrower nor any of its Subsidiaries has agreed or offered to acquire any shares in the capital of any other corporation or any ownership interest in any other Person which after acquisition thereof would amount to a Material Asset or to acquire or lease any other Material Asset or business operations and no Person will have any agreement or option, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option, for the purchase from the Borrower of any Material Asset or for the purchase or issue of any securities of any Material Subsidiary, except as permitted pursuant to Section 9.2. Neither the Borrower nor any of its Subsidiaries has sold, lost or otherwise disposed of any Material Assets forming part of the assets reflected in the Closing Audited Financial Statements, except as has otherwise been disclosed to the Lender in writing by means of (a) the Loan Documents, or (b) an officer's certificate delivered to the Lender on Closing;

                                                                             38.





(i) DEBT. Other than as set out in Schedule 8.1(i) to this Agreement, neither the Borrower or any of its Subsidiaries has any outstanding Debt other than:

         (i) Obligations owed or otherwise incurred to the Lender under the Loan Documents;

         (ii)     Debt reflected in the Closing Audited Financial Statements;

         (iii) Debt of the Borrower or any of its Subsidiaries, including Debt referred to in clause (ii) above, not exceeding Cdn. $10,000,000, or the U.S. Dollar Equivalent thereof, in the aggregate, secured by Permitted Encumbrances; and

         (iv) Operating Debt of the Subsidiaries of the Borrower up to an aggregate maximum, on a consolidated basis, of Cdn. $10,000,000, or the U.S. Dollar Equivalent thereof;

(j) NO DEFAULT UNDER MATERIAL CONTRACTS. Neither the Borrower or any of its Subsidiaries is in default or breach in any material respect of any Material Contract to which it is a party or by which it or any of its Material Assets may be bound and there exists no state of facts which after notice or the passage of time, or both, would constitute such a default or breach, and all such Material Contracts are in good standing in all material respects;

(k) ABSENCE OF UNUSUAL TRANSACTIONS AND EVENTS. Other than as set out in Schedule 8.1(k) to this Agreement, neither the Borrower or any of its Subsidiaries has, since December 31, 1999 and to and including the date of the Drawdown Advance:

         (i) paid or satisfied any Debt, other than in accordance with the terms of such Debt;

         (ii) waived or cancelled any material rights or material Claims or made any material gift, other than in the ordinary course of such corporation's business consistent with past practice;

         (iii)    made or suffered any Material Adverse Effect;

         (iv) except as would otherwise be permitted hereunder, declared or paid any dividend or made any other Corporate Distribution, whether in cash, stock or in specie; or

         (v) authorized or agreed or otherwise become committed to do any of the foregoing;

(l) TAX MATTERS. All Taxes that are or may become payable by the Borrower or any of its Material Subsidiaries in respect of any prior period have been fully paid or fully disclosed and fully provided for in the books and financial statements of the Borrower and each such Material Subsidiary. There are no actions, audits, assessments, reassessments, suits, proceedings, investigations or claims pending or threatened against the Borrower or any of its Subsidiaries in respect of any Taxes or any matters under discussion with any Governmental Authority relating to any Taxes which, if determined adversely, could have a Material Adverse Effect;

                                                                             39.



(m) LITIGATION AND OTHER PROCEEDINGS. Except as advised to the Lender in writing, there is no court, administrative, regulatory or other proceeding (whether civil, quasi-criminal or criminal), arbitration or other dispute settlement procedure, or any investigation or inquiry, by or before any Governmental Authority against or involving the Borrower or any of its Subsidiaries (whether in progress or threatened) which, if determined adversely, could have a Material Adverse Effect;

(n)               FINANCIAL STATEMENTS.

         (i) Except as advised to the Lender in writing, the Closing Audited Financial Statements have been prepared in accordance with Generally Accepted Accounting Principles and present fairly in all material respects the financial position of the Borrower and its Subsidiaries as at December 31, 1999 and the results of their operations for the period then ended; and

         (ii) except as advised to the Lender in writing, all other financial statements delivered to the Lender relating to each of the Borrower and its Subsidiaries have been prepared in accordance with Generally Accepted Accounting Principles and present fairly in all material respects the financial position of each of the Borrower and its Subsidiaries, as the case may be, and the results of their operations for the period covered thereby;

(o) DISCLOSURE. To the best of the knowledge of the Borrower, all information supplied to the Lender by the Borrower, and its Affiliates, shareholders or Subsidiaries (i) with respect to any and all factual matters, is true and correct in all material respects (except as otherwise disclosed to the Lender in writing on or before the Closing Date), (ii) with respect to any projections or forecasts therein and the assumptions on the basis of which such information was prepared, is believed to be reasonable in the circumstances (except as otherwise disclosed to the Lender in writing on or before the Closing
Date), and (iii) with respect to any other matters being the subject of opinion, is believed on reasonable grounds to be true and correct in all material respects (except as otherwise disclosed to the Lender in writing on or before the Closing Date). There is no fact known to the Borrower as of the Closing Date which could reasonably be expected to have after the Closing Date a Material Adverse Effect which has not been fully and adequately disclosed to the Lender prior to the Closing Date;

(p) PENSION PLANS. Each of the pension plans provided by the Borrower and its Subsidiaries are, as of the Closing Date, registered under, and are in compliance with, the Income Tax Act (Canada) (if applicable) and all other applicable Legal Requirements and all reports, returns and filings required to be made thereunder or in respect thereof have been duly made. Such pension plans have been at all times administered in accordance with their terms and all applicable Legal Requirements. There are no unfunded liabilities under any of such pension plans, and without limiting the generality of the foregoing, there is no going concern unfunded actuarial liability, past service unfunded actuarial liability or solvency deficiency, which would reasonably be expected to have a Material Adverse Effect. Except as advised by the Borrower to the Lender in writing, none of the Borrower or any of its Subsidiaries has received, or applied for, any payment of surplus from any of such pension plans;

                                                                             40.

(q) INSURANCE. The Borrower and each of its Material Subsidiaries has in place all insurance policies required in accordance with the provisions of this Agreement and all policy premiums owing or payable in respect thereof have been paid to date; and

(r) COMPLIANCE WITH LAWS. The Borrower and each of its Subsidiaries has complied and is complying in all material respects with all Legal Requirements applicable to its business, property, Assets and operations in each jurisdiction in which such corporations own any Material Assets or carry on any material portion of their respective businesses where the failure to do so could reasonably be expected to have a Material Adverse Effect.

SECTION 8.2       SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

                  The representations and warranties herein set forth or contained in any certificates or documents delivered to the Lender pursuant hereto shall survive the execution and delivery hereof and any Advance hereunder and any investigation at any time made by or on behalf of the Lender. The representations and warranties shall be deemed to be continuing and repeated by the Borrower upon each Drawdown Date, and all references to the Closing Date contained in such representations and warranties shall be deemed to refer to such Drawdown Date.

                                    ARTICLE 9

                            COVENANTS OF THE BORROWER


SECTION 9.1       AFFIRMATIVE COVENANTS.

                  From and after the Closing Date and so long as any Obligations remain outstanding and unpaid or any Commitment of the Lender shall continue to exist, the Borrower shall:

(a) PAYMENT OF OBLIGATIONS TO LENDER. Duly and punctually pay to the Lender all amounts payable by the Borrower hereunder as and when the same become due;

(b) PAYMENT OF TAXES, ETC. Pay and discharge, and cause each of its Material Subsidiaries to pay and discharge, before the same shall become delinquent, all Taxes where the failure to do so could have a Material Adverse Effect, except any such Taxes which are being contested in good faith and by proper proceedings and for which adequate provision for payment has been made to the sole satisfaction of the Lender, acting reasonably;

(c) MAINTENANCE OF INSURANCE. Maintain, and cause each of its Material Subsidiaries to maintain, insurance with responsible and reputable insurance companies in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary, as the case may be, operates;

(d) PRESERVATION OF CORPORATE EXISTENCE, ETC. Other than as set out in Schedule 9.1(d) to this Agreement, preserve and maintain, and cause each of its Material Subsidiaries to preserve and maintain, its and their respective corporate existence and rights (charter and statutory) and maintain, and cause each of its Material Subsidiaries to maintain, up-to-date

                                                                             41.

registrations and licences and filings of all corporate, financial and other returns under the laws of all jurisdictions where the Borrower or such Material Subsidiary owns any Material Assets or carries on a material portion of its business, where the failure to do so could have a Material Adverse Effect; and maintain and cause its Material Subsidiaries to maintain full corporate right, power and authority to perform their respective obligations under each of the Loan Documents to which each is a party and to own and operate their respective Assets and to carry on their respective businesses where the failure to do so could have a Material Adverse Effect;

(e) CONFLICT WITH OTHER INSTRUMENTS. Ensure that at all times and from time to time the execution and delivery by it of each of the Loan Documents to which it is a party, the performance by it of its obligations thereunder and the compliance by it with the terms, conditions and provisions thereof will not:

         (i) conflict with or result in a breach of any of the terms, conditions or provisions of (A) its or any of the Material Subsidiaries' charter documents or by-laws, (B) any Legal Requirement applicable to it or any of the Material Subsidiaries or any Material Assets, or (C) any Material Contract; or

         (ii) result in, require or permit (A) the imposition of any Encumbrance upon or with respect to any Material Assets now owned or hereafter acquired, (B) the acceleration of the maturity of any Debt, binding on or affecting the Borrower or any of the Material Subsidiaries or any Material Asset, or (C) any third party to terminate or acquire rights under any Material Contract;

(f) ENFORCEABILITY. Ensure that at all times and from time to time the execution and delivery of each of the Loan Documents by it and the performance by it of its obligations thereunder will be, upon the execution and delivery thereof, duly authorized by all necessary corporate action; that all consents, approvals, orders, authorizations, licenses, exemptions or designations of or by any Governmental Authority or other Person required in connection with the execution, delivery and performance by it of any such documents have been obtained; and that all registrations, qualifications, designations, declarations or filings with any Governmental Authority necessary to enable or empower it to enter into and to perform its obligations under any such documents have been obtained and continue in full force and effect as required for such purpose; and that any and all Loan Documents to which it is a party have been duly executed and delivered by it and that each will constitute its legal, valid and binding obligation enforceable in accordance with its terms, subject only to bankruptcy, insolvency, arrangement and other laws affecting the enforcement of creditors' rights generally (other than those pertaining to settlements, fraudulent conveyances, assignments and preferences) and the availability, in the discretion of a court of competent jurisdiction, of equitable remedies;

(g) COMPLIANCE WITH LAWS, ETC. Comply, and cause each of its Subsidiaries to comply, in all material respects with all applicable Legal Requirements, and duly observe all valid requirements of any Governmental Authority, if the failure to do so could reasonably be expected to have a Material Adverse Effect;

(h) KEEPING OF BOOKS. Keep, and cause each of its Material Subsidiaries to keep, financial books and records systems in accordance with Generally Accepted Accounting

                                                                             42.

Principles and all applicable Legal Requirements, and in such books and records make full and correct entries of all financial transactions, Assets, liabilities, shareholders equity, participation accounts and business of the Borrower and each of its Material Subsidiaries in accordance with Generally Accepted Accounting Principles;

(i) MAINTENANCE OF ASSETS, ETC. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its or their Material Assets in all material respects in good repair, working order and condition (reasonable wear and tear excepted) and, from time to time, make all needful and proper repairs, renewals, replacements, additions and improvements thereto, so that the business carried on may be properly and advantageously conducted at all times in accordance with prudent business management; and, without limiting the generality of the foregoing, maintain, preserve and protect, and cause each of its Subsidiaries to maintain, preserve and protect its or their intangibles, including all trademarks, trade names, copyrights, licences and other intellectual property, that constitute Material Assets, without conflict with the rights of others;

(j)               REPORTING REQUIREMENTS.  Furnish to the Lender:

         (i) annually, as soon as available and in any event within 120 days after the end of each financial year:

                  (A) Audited Financial Statements. The audited annual financial statements of the Borrower and the Material Subsidiaries for such financial year; and

                  (B) Compliance Certificate. A Compliance Certificate dated the date of delivery thereof, with work sheets attached thereto setting forth in reasonable detail the computations necessary to determine whether the covenant of the Borrower pursuant to Section 9.2(j) shall have been complied with and whether the Amortization Date shall have occurred;

         (ii) quarterly, as soon as available and in any event within 60 days after the end of each financial quarter of each financial year:

                  (A) Quarterly Financial Statements. The quarterly financial statements of the Borrower and the Material Subsidiaries for such financial quarter of each financial year; and

                  (B) Compliance Certificate. A Compliance Certificate dated the date of delivery thereof, with work sheets attached thereto setting forth in reasonable detail the computations necessary to determine whether the covenant of the Borrower pursuant to Section 9.2(j) shall have been complied with and whether the Amortization Date shall have occurred;

         (iii) promptly on reasonable demand, a Compliance Certificate dated the date of delivery thereof, with work sheets attached thereto setting forth in reasonable detail the computations necessary to determine whether the covenant of the

                                                                             43.

                  Borrower pursuant to Section 9.2(j) shall have been complied with and whether the Amortization Date shall have occurred;

         (iv) promptly upon becoming aware thereof, notice of any fact or change which has had, is having or is expected to have a Material Adverse Effect;

         (v) notice of any Subsidiary of the Borrower becoming a Material Subsidiary thereof, forthwith after becoming aware thereof; and

         (vi) such other information respecting the business and affairs, financial or otherwise, of the Borrower or any of its Subsidiaries or Affiliates, as the Lender may from time to time reasonably request;

(k) CURE DEFECTS. Promptly cure or cause to be cured, or cause its Subsidiaries to cure or cause to be cured, any defects in the execution, delivery, validity or enforceability of any of the Loan Documents or any of the other agreements, instruments or documents contemplated thereby or executed pursuant hereto or thereto and at its expense, execute and deliver or cause to be executed and delivered all such agreements, instruments and other documents and make all necessary filings and recordings as the Lender may consider reasonably necessary or desirable for the foregoing purposes;

(l) NOTICE OF DEFAULT, ETC. Notify the Lender forthwith in writing of the occurrence of a Default, an Event of Default, and in such notice and in further notices delivered from time to time thereafter to (and in any event forthwith in response to any request for such a notice by) the Lender, provide the Lender with the particulars of the steps being taken to remedy any such Default, Event of Default;

(m) CORPORATE DISTRIBUTIONS. Subject to compliance with applicable Legal Requirements, cause such of its Subsidiaries to declare and pay to the Borrower or to such Subsidiary's holding body corporate such dividends and other Corporate Distributions as may be required to provide sufficient funds to the Borrower to duly and punctually pay to the Lender all amounts payable by the Borrower hereunder as and when the same become due; and

(n) FURTHER ASSURANCES. At its cost and expense, upon request of the Lender, duly execute and deliver, or cause to be duly executed and delivered, to the Lender all such further agreements, instruments, documents and other assurances and do and cause to be done all such further acts and things as may be necessary or desirable in the reasonable opinion of the Lender to carry out more effectually the provisions and purposes of this Agreement or any of the other Loan Documents.

SECTION 9.2       NEGATIVE COVENANTS.

                  From and after the Closing Date and so long as any Obligations remain outstanding and unpaid or any Commitment of the Lender shall continue to exist, the Borrower shall not, unless required pursuant to a Legal Requirement, or, if not required pursuant to a Legal Requirement then without the prior written consent of the Lender, which consent shall not be unreasonably withheld:

                                                                             44.

(a) DEBT. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist any Debt other than:

         (i)      Obligations of the Borrower to the Lender hereunder;

         (ii) Debt of the Borrower ranking pari passu with or subordinate to the Obligations to the Lender hereunder;

         (iii) Debt of the Subsidiaries of the Borrower reflected in the Closing Audited Financial Statements;

         (iv) Debt of the Borrower or any of its Subsidiaries secured by Permitted Encumbrances, provided that such Permitted Encumbrances shall not at any time secure Debt of the Borrower and all of its Subsidiaries, including Debt referred to in clause (iii) above, exceeding at any time Cdn. $10,000,000, or the U.S. Dollar Equivalent thereof, in the aggregate; and

         (v) Operating Debt of the Subsidiaries of the Borrower up to an aggregate maximum, on a consolidated basis, at any time of Cdn. $10,000,000, or the U.S. Dollar Equivalent thereof;

(b) ENCUMBRANCES, ETC. Create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any Encumbrance on any of its Assets other than a Permitted Encumbrance;

(c) SALE OF MATERIAL ASSETS. Effect, or permit any of its Material Subsidiaries to effect, any sale, lease, exchange, transfer, assignment or other disposition (whether in one transaction or a series of related transactions) of any Material Assets other than for the purpose of effecting a Permitted Transaction or repayment or repayments on account of the then outstanding Obligations;

(d) HOSTILE AQUISITION. Engage in, or permit any of its Subsidiaries to engage in, any Hostile Acquisition, whether alone or in concert with any other Person or Persons;

(e) CHANGE IN NATURE OF BUSINESS. Make, or permit any of its Material Subsidiaries to make, any material change in the nature of its or their business;

(f) MERGERS, ETC. In all cases, except in the case of a Permitted Transaction, (i) amalgamate with any other Person or Persons, or (ii) enter into any transaction (whether by way of reconstruction, reorganization, consolidation, amalgamation, merger, transfer, sale, lease or otherwise) whereby all or a material portion of its Assets would become the property of any other Person or, in the case of any such merger, of the continuing corporation resulting therefrom, or (iii) permit any of its Subsidiaries to amalgamate with any other Person or Persons or to enter into any such transaction;

(g) INVESTMENTS. Other than pursuant to a Permitted Transaction, make, or permit any of its Subsidiaries to make, any Investment that on completion of the Investment would

                                                                             45.

constitute a Material Asset, otherwise than in the ordinary course of its business or in accordance with any investment policy adopted by its, or such Subsidiary's, board of directors and in compliance with all applicable Legal Requirements;

(h) TRANSACTIONS WITH AFFILIATES. Except as otherwise expressly contemplated or permitted by this Agreement, directly or indirectly:

         (i) make any Investment, or permit any of its Subsidiaries to make any Investment, in any Affiliate;

         (ii) transfer, sell, lease, assign or otherwise dispose of, or permit any of its Subsidiaries to transfer, sell, lease, assign or otherwise dispose of, any Asset to any Affiliate;

         (iii) merge into or consolidate with or purchase or acquire any Assets from, or permit any of its Subsidiaries to merge into, or consolidate with or purchase or acquire any Assets from, any Affiliate; or

         (iv) enter into, or permit any of its Subsidiaries to enter into, any other transaction directly or indirectly with or for the benefit of any Affiliate (including, without limitation, any guarantee or assumption of any obligation of any Affiliate), provided that (A) any Affiliate who is an individual may serve as a director, officer or employee of the Borrower or any of its Affiliates, or any one or more of them, and receive reasonable compensation in connection with services rendered by such individual in such capacity, and (B) the Borrower and any of its Subsidiaries may enter into any such transaction with any Affiliate if such transaction is a Permitted Transaction or if the terms and conditions thereof are at least as favourable to the Borrower or such Subsidiary as market terms and conditions, and if such transaction would otherwise be permitted under all applicable Legal Requirements;

(i) PROHIBITION ON RESTRICTIONS. Create or permit any of its Material Subsidiaries to, create or otherwise cause or suffer to exist any Encumbrance or restriction which prohibits or otherwise restricts in any material respect:

         (i) the ability of any such Subsidiary to (A) pay dividends or make other distributions or pay any Debt owed to the Borrower or any such Subsidiary, (B) make any other Corporate Distribution to the Borrower or any such Subsidiary or (C) transfer any of its properties or assets to the Borrower or any such Subsidiary; or

         (ii) the ability of the Borrower or any such Subsidiary to create, incur, assume or suffer to exist any Encumbrance upon its property or assets to secure the Obligations,

other than prohibitions or restrictions existing under or by reason of (A) this Agreement and the Loan Documents, (B) Legal Requirements, (C) customary non-assignment provisions entered into in the ordinary course of business and consistent with past practices, and (D) Permitted

                                                                             46.


Encumbrances and any documents or instruments governing the terms of any Debt secured by any such Permitted Encumbrances, provided that such prohibitions or restrictions apply only to the assets subject to such Permitted Encumbrances;

(j) CONSOLIDATED DEBT TO SHAREHOLDER EQUITY RATIO. Permit at any time the ratio of Consolidated Debt of the Borrower to Consolidated Shareholder Equity of the Borrower to be greater than 2:1;

(k) FINANCIAL YEAR. Change its fiscal year, or permit any of its Material Subsidiaries to change their respective fiscal years to other than December 31 or to have a fiscal year that does not end on December 31 of each calendar year.

                                   ARTICLE 10

                                  ACCELERATION


SECTION 10.1      EVENTS OF DEFAULT.

                  If any one or more of the following events (each an "Event of Default") shall occur and be continuing then the Lender may, (i) terminate the Lender's obligations to make any further Advance under the Credit Facility, and
(ii) (at the same time or at any time after such termination) declare the Obligations to be immediately due and payable, provided that should any Event of Default specified in Sections 10.1(e), 10.1(f), 10.1(g) or 10.1(h) occur then the Obligations shall, to the extent permitted by applicable law, be and become immediately due and payable without any declaration or other act on the part of the Lender:

(a) the Borrower makes default in the payment on the due date thereof of any amount payable by it hereunder on account of the Outstanding Principal Obligations under the Credit Facility;

(b) the Borrower makes default in the payment when due of any amount payable by it hereunder on account of interest, fees, costs, expenses or other amounts payable by it hereunder, and such default shall continue for three Business Days after notice of such default being given to the Borrower by the Lender;

(c) the Borrower fails to perform any covenant, agreement or undertaking under this Agreement other than those referred to in paragraphs (a) and (b) of this Section 10.1 or in any other Loan Document, provided that if such failure is capable of being remedied or cured within a ten day period, the Borrower, subject to the other provisions of this Section 10.1, shall have a period of ten Business Days after the earlier of the Borrower becoming aware of such default and notice of such default being given to the Borrower by the Lender within which to remedy or cure such failure;

(d) any representation or warranty made by the Borrower in this Agreement or in any other Loan Document is incorrect in any material respect when made (or when deemed to be made hereunder or thereunder), provided that, notwithstanding any lack of correctness of any such representation or warranty as so stated as at the Closing Date, if the subject matter of such representation and warranty is capable of being remedied or cured within a period of ten

                                                                             47.

Business Days such that it would be true if so stated at such later time, the Borrower, subject to the other provisions of this Section 10.1, shall have a period of ten Business Days after the earlier of receipt of written notice from the Lender specifying the representation or warranty concerned and the Borrower otherwise becoming aware that such representation or warranty is incorrect in any material respect, within which to remedy or cure such lack of correctness;

(e) the Borrower or any of its Material Subsidiaries ceases or threatens to cease to carry on business or becomes insolvent or bankrupt or ceases paying its debts generally as they fall due, other than any such debts which are contested in good faith and by appropriate proceedings and for which adequate provision has been made to the Lender' sole satisfaction, or the Borrower or any of its Material Subsidiaries commits any act of bankruptcy or makes an assignment for the benefit of creditors or otherwise acknowledges its insolvency, or a trustee, receiver, receiver and manager, liquidator, agent or similar official is appointed for the Borrower or any of its Material Subsidiaries or for any material part of its Assets with the consent of or without contest by the Borrower or such Material Subsidiaries upon receipt of notice of such appointment or action or proceeding to effect such appointment;

(f)               without limiting the generality of paragraph (e) of this
Section 10.1, any Governmental Authority shall take control of the Borrower or any of its Material Subsidiaries, or shall take control of the Assets of any such Person or any Material Assets;

(g) any proceeding is instituted by the Borrower or any of its Material Subsidiaries, any order is made or any resolution is passed for the winding-up of the Borrower or any of its Material Subsidiaries;

(h) any petition shall be filed or other action or proceeding shall be commenced, whether judicial, quasi-judicial or administrative in nature or by or in respect of the Borrower or any of its Material Subsidiaries, to adjudge the Borrower or any of its Material Subsidiaries insolvent or a bankrupt, or to give notice of, consider or approve any proposal, reorganization, compromise, moratorium or arrangement with all or any of the creditors of the Borrower or any of its Material Subsidiaries, or to appoint a trustee, receiver, receiver and manager, liquidator, agent or similar official of the Borrower or any of its Material Subsidiaries or any of its Assets or any Material Assets, or to wind-up, dissolve or otherwise liquidate the Borrower or any of its Material Subsidiaries, provided that, if the Borrower or any of its Material Subsidiaries shall be contesting such petition, action or proceeding in good faith and by appropriate proceedings based, in the Lender's sole opinion, on reasonable and substantial grounds, the Borrower and each of its Material Subsidiaries, subject to the other provisions of this Section 10.1, shall have a period of forty-five days after the date of the filing or commencement of such petition, action or proceeding within which to obtain or procure an abandonment, dismissal, withdrawal, quashing or permanent stay of such petition, action or proceeding;

(i) any execution, sequestration or any other process of any court, any work order or any distress or analogous process with respect to a sum in excess of Cdn. $ 5,000,000 becomes enforceable against the Borrower or any of its Material Subsidiaries or any Material Assets, if enforcement thereof could have a Material Adverse Effect;

                                                                             48.


(j) the Borrower or any of its Material Subsidiaries shall permit any sum in excess of Cdn. $ 5,000,000 which has been admitted as due by it or is not disputed to be due by it to remain unpaid for five days after proceedings have been taken to enforce the same;

(k) the Borrower or any of its Material Subsidiaries makes default under the terms of any agreement or instrument for or in respect of any Liabilities in excess of Cdn. $ 5,000,000 and such default remains unremedied for the applicable grace period, if any, specified in such agreement or instrument and has not been waived by the Person to whom such Liabilities are owed or by its authorized representative or agent;

(l) subject to Permitted Encumbrances securing Debt of the Borrower and all of its Subsidiaries not exceeding at any time Cdn. $10,000,000, or the U.S. Dollar Equivalent thereof, in the aggregate, the Lender's rights and entitlement to be paid the Obligations hereunder shall cease to rank in priority to all other Debt of the Borrower, secured or unsecured;

(m)               a Material Adverse Effect shall occur;

(n) there is any adverse qualification to any of the financial statements of the Borrower or any of its Material Subsidiaries by their respective auditors;

(o) the ratio of Consolidated Debt of the Borrower to Consolidated Shareholder Equity of the Borrower shall be greater than 2:1; or

(p) this Agreement shall cease to be in full force and effect and to constitute a legal, valid and binding obligation of any of the parties signatory thereto enforceable against such parties in accordance with its terms, subject to bankruptcy, insolvency, arrangement and other laws affecting the enforcement of creditors' rights generally (other than those pertaining to settlements, fraudulent conveyances, assignments and preferences) and the availability, in the discretion of a court of competent jurisdiction, of equitable remedies.

SECTION 10.2      REMEDIES UPON DEFAULT.

                  Upon the occurrence of an Event of Default and acceleration of the maturity of the Obligations owed to the Lender hereunder, the Lender may commence such litigation or proceedings as it may deem expedient, all without any additional notice, presentation, demand, protest, notice of dishonour, including entering into of possession of any of the property or assets of the Borrower, or any other action, notice of all of which the Borrower hereby expressly waives. For greater certainty, and subject to any curative provisions specified herein, the Borrower will be considered to be in default of its obligations hereunder by the mere lapse of time provided herein for performing such obligations, without any requirement of further notice or other act of the Lender unless a notice is specifically required under this Agreement. The rights and remedies of the Lender hereunder are cumulative and are in addition to and not in substitution for any other rights or remedies provided by law. Nothing contained herein or in any Loan Documents now or hereafter held by the Lender with respect to the Obligations of the Borrower to the Lender, or any part thereof, nor any act or omission of the Lender with respect to such Loan Documents, shall in any way prejudice or affect the rights, remedies and powers of the Lender with respect to any other such Loan Documents.

                                                                             49.


SECTION 10.3      RIGHT OF SET-OFF.

                  Upon the occurrence of an Event of Default and the acceleration of the maturity of the Obligations owed to the Lender hereunder, the Lender is hereby authorized by the Borrower at any time and from time to time and shall to the fullest extent permitted by law, set off, appropriate and apply any and all deposits (general or special, time or demand, matured or unmatured, provisional or final) at any time held and other Debt at any time owing to or for the credit or the account of the Borrower against any and all of the Obligations of the Borrower now or hereafter existing hereunder. The Lender shall promptly notify the Borrower in advance of any such set-off and application made by the Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lender under this Section 10.3 are in addition to all other rights and remedies (including, without limitation, other rights of set-off) which the Lender may have.

SECTION 10.4      CURRENCY CONVERSION AFTER MATURITY.

                  At any time following the occurrence of an Event of Default and the acceleration of the maturity of the Obligations owed to the Lender hereunder, the Lender shall be entitled to convert, with two (2) Business Days' prior notice to the Borrower, any and all then unpaid and outstanding LIBOR Loans and U.S. Base Rate Loans or any of them to Prime Rate Loans. Any such conversion shall be calculated so that the resulting Prime Rate Loans shall be the Canadian Dollar Equivalent on the date of conversion of the amount of United States Dollars so converted. Any accrued and unpaid interest denominated in United States Dollars at the time of any such conversion shall be similarly converted to Canadian Dollars, and such Prime Rate Loans and accrued and unpaid interest thereon shall thereafter bear interest in accordance with Section 3.1.

SECTION 10.5      JUDGMENT CURRENCY.

                  The obligation of the Borrower to make payments on any Obligations to the Lender hereunder in any currency (the "first currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any other currency (the "second currency") except to the extent to which such tender or recovery shall result in the effective receipt by the Lender of the full amount of the first currency payable, and accordingly the primary obligation of the Borrower shall be enforceable as an alternative or additional cause of action for the purpose of recovery in the second currency of the amount (if any) by which such effective receipt shall fall short of the full amount of the first currency payable and shall not be affected by a judgment being obtained for any other sum due hereunder.

                                   ARTICLE 11

                                     GENERAL


SECTION 11.1      EVIDENCE OF DEBT.

                  The Obligations of the Borrower hereunder, in respect of or in connection with the Advances under the Credit Facility made from time to time by the Lender or otherwise, shall, absent manifest error, be conclusively evidenced by the records of the Lender.

                                                                             50.


SECTION 11.2      ADDITIONAL EXPENSES.

                  If during the continuation of an Event of Default the Borrower should fail to observe or perform any covenant or agreement to be observed or performed by the Borrower hereunder the Lender may but shall not be obliged to perform or cause to be performed the same for which purpose the Borrower hereby appoints the Lender to be the lawful attorney of the Borrower, and all reasonable expenses incurred or payments made by the Lender in so doing shall be paid by the Borrower to the Lender forthwith upon demand and any such unpaid amount shall bear interest, both before and after judgment, at the Past Due Rate, calculated daily and compounded monthly in arrears and payable on demand, and the Borrower hereby indemnifies the Lender against any loss incurred by the Lender in that regard.

SECTION 11.3      INVALIDITY OF ANY PROVISIONS.

                  Any provision of this Agreement or any of the other Loan Documents which is prohibited by the laws of any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition without invalidating the remaining terms and provisions hereof or thereof and no such invalidity shall affect the obligation of the Borrower to pay the Obligations in full. The rate of interest chargeable or collectable on overdue instalments of interest shall not exceed the maximum rate permitted by applicable law.

SECTION 11.4      AMENDMENTS, WAIVERS, ETC.

                  No amendment, modification or waiver of any provision of, and no waiver of the strict observance, performance or compliance by the Borrower with any term, covenant, condition or agreement contained in this Agreement and no indulgence granted by the Lender or consent to any departure by the Borrower therefrom, shall in any event be effective unless it shall be in writing and signed by the Lender (and the Borrower in the case of amendments or modifications or waivers by the Borrower), and then such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given. Notwithstanding the foregoing, no failure to exercise and no delay in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies herein provided are cumulative and not exclusive of any other rights or remedies available at or provided by law.

SECTION 11.5      NOTICES, ETC.

                  All notices and other communications provided for hereunder shall, except as otherwise permitted hereunder, be in writing personally delivered by messenger or courier or facsimile or telecopy transmission, if

         (a)      to the Borrower, to it at:

                  Hub International Limited
                  214 King Street West
                  Suite 314

                                                                             51.




                  Toronto, Ontario
                  M5H 3S6

                  Telecopy: (416) 593-8717
                  for the attention of: W. Kirk James
                                        Vice President and General Counsel

         (b)      to the Lender, to it at:

                  Bank of Montreal
                  24th Floor
                  1 First Canadian Place
                  Toronto, Ontario
                  M5X 1A1

                  Telecopy: (416)-867-4741
                  for the attention of:  Vice President,
                  Asset Portfolio Management

or to such other address or facsimile or telecopy number as any party hereto may from time to time designate to the other parties hereto in such manner. All such notices and communications shall be effective, and deemed to be received by the intended recipient, on the date delivered or transmitted, if delivered or transmitted before 3:00 p.m. (Toronto, Ontario time) on a Business Day, or, in any other case, on the first Business Day following the date delivered or transmitted.

SECTION 11.6      COSTS AND EXPENSES.

                  The Borrower shall pay to the Lender, on demand all reasonable out of pocket costs and expenses (including, without limitation, all reasonable legal fees and disbursements) incurred by the Lender in connection with this Agreement, the other Loan Documents and the Credit Facility including, without limitation, (a) the negotiation, preparation, execution, delivery and interpretation, both prior and subsequent to the Closing Date, of this Agreement and the other Loan Documents or any agreement or instrument contemplated hereby or thereby; (b) the performance by the Lender of its obligations and duties under this Agreement and the other Loan Documents; (c) advice of counsel with respect to the interpretation of the Credit Facility, the Loan Documents or any transaction contemplated thereunder; (d) the enforcement of any of the Loan Documents or the enforcement or preservation of rights under and the refinancing, renegotiation or restructuring of the Credit Facility under this Agreement or the other Loan Documents or the bringing of any action, suit or proceeding with respect to the enforcement of any of the Loan Documents or any such right or seeking any remedy which may be available to the Lender at law or in equity; and (e) any amendments, waivers or consents requested by the Borrower pursuant to the provisions hereof or any other Loan Document. The Borrower shall supply all statements, reports, certificates, opinions, appraisals and other documents or information required to be furnished to the Lender pursuant to this Agreement without cost to the Lender.

                                                                             52.



SECTION 11.7      INDEMNIFICATION.

(a) The Borrower agrees to indemnify the Lender and its directors, officers and employees from and against any and all Claims and Losses of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Lender or the directors, officers or employees of the Lender, arising by reason of any action (including any action referred to herein) or inaction or omission to do any act legally required of the Borrower pursuant to the Loan Documents.

(b) The Borrower shall pay to the Lender on demand any amounts required to compensate the Lender for any Loss suffered or incurred by the Lender as a result of (i) any payment being made (due to acceleration of the maturity of any Advance pursuant to Article 10, a mandatory or optional prepayment of principal or otherwise) in respect of any Bankers' Acceptance other than on the maturity date of such Bankers' Acceptance or in respect of a LIBOR Loan other than on the last day of the related LIBOR Period; (ii) the failure of the Borrower to give any notice in the manner and at the times required by this Agreement; (iii) the failure of the Borrower to effect an Advance in the manner and at the time specified in any Advance Request; or (iv) the failure of the Borrower to make a payment or a mandatory repayment in the manner at the time specified in this Agreement or any notice given by the Borrower to the Lender in accordance with this Agreement. A certificate as to the amount of any such Loss, providing reasonable detail of the calculation of such Loss and submitted in good faith by the Lender to the Borrower shall be conclusive and binding for all purposes, absent manifest error.

(c) The provisions of this Section 11.7 shall survive the termination of this Agreement and the repayment of all Obligations. The Borrower acknowledges that neither its obligation to indemnify, nor any actual indemnification by it, of the Lender or any other indemnified party hereunder in respect of such Person's Losses for the legal fees and expenses of such Person's counsel shall in any way affect the confidentiality or privilege relating to any information communicated by such Person to its counsel.

SECTION 11.8      TAXES.

(a) Any and all payments to the Lender by the Borrower hereunder (or under any of the other Loan Documents) shall be made free and clear of and without deduction or withholding for any and all present and future Taxes, imposed by any Governmental Authority including, without limitation, any Taxes which arise from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any of the other Loan Documents, unless such Taxes are required by law or the administration thereof to be deducted or withheld. If the Borrower shall be required by law or the administration thereof to deduct or withhold any such Taxes from or in respect of any amount payable hereunder, (i) the amount payable shall be increased as may be necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional amounts paid under this paragraph), the Lender receives an amount equal to the amount it would have received if no such deduction or withholding had been made; (ii) the Borrower shall make such deductions or withholdings; and (iii) the Borrower shall pay forthwith the full amount deducted or withheld to the relevant taxation or other authority in accordance with applicable law.

                                                                            53.



(b) The Borrower agrees to indemnify the Lender for the full amount of Taxes not deducted or withheld and paid by the Borrower in accordance with Section 11.8 (a) to the relevant taxation or other authority and any Taxes imposed by any jurisdiction on amounts payable by the Borrower under this
Section 11.8, paid by the Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not any such Taxes were correctly or legally asserted. Payment under this indemnification shall be made within fifteen days from the date the Lender makes written demand therefor. A certificate as to the amount of such Taxes, providing reasonable details of the calculation thereof, and evidence of payment thereof submitted to the Borrower by the Lender shall be conclusive evidence of the amount due from the Borrower to the Lender absent manifest error.

(c) The Borrower shall furnish to the Lender the original or a certified copy of a receipt evidencing any payment of Taxes made by the Borrower, as soon as such receipt becomes available.

(d) If the provisions of Section 11.8(a) or 11.8(b) require the Borrower to deduct or withhold and pay Taxes to any relevant taxation or other authority or to pay any additional amounts thereunder, the Lender shall use its reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to avoid the necessity of invoking such provisions of this Section 11.8, or to reduce the amounts payable thereunder, including changing the jurisdiction of its applicable lending office; provided that the taking of any such action would not, in the reasonable judgment of the Lender, be disadvantageous to the Lender.

(e) The provisions of this Section 11.8 shall survive the termination of this Agreement and the repayment of all Obligations.

SECTION 11.9      CALCULATIONS.

                  Except as otherwise provided herein, the financial statements and returns to be furnished to the Lender pursuant to this Agreement shall be made and prepared in accordance with Generally Accepted Accounting Principles consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Lender).

SECTION 11.10     ASSIGNMENTS AND PARTICIPATIONS.

(a) The Borrower shall not be entitled to assign its rights and obligations hereunder or any interest herein without the prior consent of the Lender.

(b) Subject to the provisions of this Agreement, the Lender may grant participations to one or more Persons in or respect of all or any part of the Lender's Commitment and the Obligations owed to the Lender, but in any such event the participant shall not have any rights under this Agreement or the other Loan Documents in respect of its participation and shall only have, as against the Lender, those rights and remedies in respect of such participation as are set forth in the agreement or agreements made between the Lender and such participant relating thereto.

                                                                             54.


(c) The Lender may at any time, subject, prior to the occurrence of an Event of Default and other than in respect to an assignment by a Lender to one of its Affiliates, to the consent of the Borrower (such consent not to be unreasonably withheld or delayed), assign all or part of the Lender's Commitment and the Obligations then owed to the Lender to one or more Persons (each of which is hereinafter in this Section called the "Assignee Lender") in consideration of the agreement of each such Assignee Lender to advance or hold that percentage of the Lender's Commitment or Obligations owed to the Lender as corresponds with the percentage thereof so assigned to such Assignee (hereinafter called the "Assignee Lender's Commitment" and the "Assignee Lender's Commitment Percentage", respectively).

(d) If the Lender proposes to make any such assignment to a potential Assignee Lender, the Lender shall provide to the Borrower or procure the provision to the Borrower of any material information about such potential Assignee Lender which is generally available in order to assist the Borrower in complying with any applicable laws, treaties and regulations relating to the lending by such potential Assignee Lender and to determine whether to give any required consent by the Borrower under clause (c) above.

(e) If the Lender assigns all or any part of its Commitment hereunder to an Assignee Lender as provided above, all references in this Agreement to the Lender shall thereafter be construed as references to the Lender and such Assignee Lender to the extent of their respective Commitments and, if such Assignee Lender is not an Affiliate of the Lender the Borrower shall thereafter look only to such Assignee Lender (and not to the Lender) in respect of that proportion of such Lender's Commitment as corresponds to such Assignee Lenders' Commitment therein and accordingly the Lender's obligation to provide Advances in accordance with its Commitment hereunder shall be reduced correspondingly and such Assignee Lender shall assume a Commitment equivalent to such reduction in the Lender's Commitment.

(f) The Lender may disclose to a potential participant or potential Assignee Lender (provided that such potential participant or Assignee Lender has been approved by the Borrower, such approval not to be unreasonably withheld) such information concerning or pertaining to the Obligations of the Borrower and its Subsidiaries as is known to the Lender, and may in addition express to any such Person any opinion it may have with respect to any matter, provided such potential participant or potential Assignee Lender covenants in favour of the Borrower and the Lender to only use such information in connection with its evaluation as to whether to take any such participation or assignment and, should it do so, in connection therewith, and to maintain the confidential nature of all such information.

SECTION 11.11     GOVERNING LAW.

                  This Agreement shall be governed by, and construed in accordance with, the laws of the Province of Ontario and the laws of Canada applicable therein.

SECTION 11.12     CONSENT TO JURISDICTION.

                  The Borrower hereby irrevocably submits to the non-exclusive jurisdiction of the Courts of the Province of Ontario in respect of any action, suit or proceeding arising out of or relating to this Agreement and the other Loan Documents and the Credit Facility hereby

                                                                             55.

extended and hereby irrevocably agrees that all Claims in respect of any such action, suit or proceeding may be heard and determined in any such Ontario Court. The Borrower hereby irrevocably waives, to the fullest extent it and they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Borrower agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in another jurisdiction by suit on the judgment or in any other manner provided by law. Nothing in this Section 11.12 shall affect the right of the Lender to bring any suit, action or proceeding against the Borrower or its assets in the courts of any other jurisdiction.

SECTION 11.13     BINDING EFFECT.

                  This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns.

SECTION 11.14     INTEREST SAVINGS CLAUSE.

                  Nothing contained in this Agreement or in any promissory notes made by the Borrower to the Lender or in any of the other Loan Documents shall be construed to permit the Lender to receive at any time interest, fees or other charges in excess of the amounts which the Lender is legally entitled to charge and receive under any law to which such interest, fees or charges are subject. In no contingency or event whatsoever shall the compensation payable to the Lender by the Borrower, howsoever characterized or computed, hereunder or under any other agreement or instrument evidencing or relating to the Obligations of the Borrower to the Lender hereunder, exceed the highest rate permissible under any law to which such compensation is subject. There is no intention that the Lender shall contract for, charge or receive compensation in excess of the highest lawful rate, and, in the event it should be determined that any excess has been charged or received, then, ipso facto, such rate shall be reduced to the highest lawful rate so that no amounts shall be charged which are in excess thereof; and the Lender shall apply such excess against the Obligations of the Borrower to the Lender then outstanding and, to the extent of any amounts remaining thereafter, refund such excess to the Borrower.

SECTION 11.15     ENTIRE AGREEMENT.

                  This Agreement, including the Schedules hereto, constitutes the entire agreement between the Borrower and the Lender and supersedes all prior agreements, whether oral or written, between the Borrower and the Lender in respect of the Credit Facility extended hereby.

SECTION 11.16     COUNTERPARTS.

                  This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.

                                                                             56.


                  IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                         HUB INTERNATIONAL LIMITED


                                        Per: /s/ W. Kirk James               c/s
                                             -------------------------------
                                             Authorized Signing Officer



                                        Per: /s/ Dennis J. Pauls
                                             -------------------------------
                                             Authorized Signing Officer



                                        BANK OF MONTREAL


                                        Per: /s/ Ben Ciallella
                                             -------------------------------
                                             Authorized Signing Officer